UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Criteo S.A.
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The documents contained herein are being made available to the holders of ordinary shares of Criteo S.A. pursuant to the requirements of French law. Please note that because we are a French company, the full text of the documents contained herein has been translated from French. In the case of any discrepancy between this version and the French version, the French version will prevail.

Brochure.
Combined Shareholders’ Meeting.______

Wednesday, June 28, 2017 at 2:00 pm CET
Criteo Headquarters
32, Rue Blanche
75009 Paris, France

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Board Report.

Dear Shareholders,
We are holding this combined shareholders' meeting to submit for your approval resolutions which fall partly within the scope of the ordinary shareholders’ meeting and partly within the scope of the extraordinary shareholders’ meeting.
You are therefore requested to decide on the following agenda:

Agenda for the Ordinary Shareholders’ Meeting

1.	Renewal of the term of office of Mr. Hubert de Pesquidoux as Director;

2.	Ratification of the provisional appointment of Mr. Edmond Mesrobian as Director;

3.	Appointment of Ms. Nathalie Balla as Director;

4.	Appointment of Ms. Rachel Picard as Director;

5.	Fixing the annual limit for directors’ attendance fees at €2,500,000;

6.	Non-binding advisory vote to approve the compensation for the named executive officers of the Company;

7.	Approval of the statutory financial statements for the fiscal year ended December 31, 2016;

8.	Approval of the consolidated financial statements for the fiscal year ended December 31, 2016;

9.	Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2016;

10.	Approval of the allocation of profits for the fiscal year ended December 31, 2016;

11.	Approval of the agreement relating to the translation of the book written by Mr. Jean-Baptiste Rudelle into English (agreement referred to in Article L.225-38 of the French Commercial Code);

12.	Approval of the management agreement entered into with Mr. Eric Eichmann as Chief Executive Officer (agreement referred to in Article L.225-38 of the French Commercial Code);

13.	Renewal of the term of office of Deloitte & Associés as principal Statutory Auditor;

14.	Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code;

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Agenda for the Extraordinary Shareholders’ Meeting

15.
Authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code;

16.
Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees of the Company and its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code;

17.
Authorization to be given to the Board of Directors to grant performance-based free shares/ restricted stock units to executives and certain employees of the Company and its subsidiaries, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code;

18.
Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights;

19.	Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 15 to 18 above;

20.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L.225-209-2 of the French Commercial Code;

21.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights;

22.
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegation in Resolution 21, without shareholders’ preferential subscription rights;

23.	Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized;

24.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise);

25.	Amendment to Article 19 of the Company’s By-laws to provide that the record date for attending a shareholders’ meeting is two business days prior to such meeting at 12:00 a.m., Paris time;

26.
Amendment to the Company’s By-laws to comply with applicable provisions of the French Commercial Code, including modifications to: (i) Article 4 “Registered Office,” to provide that the Company’s registered office may be transferred by the Board of Directors to any other location in France, (ii) Article 16 “Agreements Subject to Authorization,” to provide that agreements between a company and its wholly-owned subsidiary shall not be characterized as related person agreements that require prior approval of the Board of Directors, and (iii) Article 18 “Statutory Auditors,” to provide that the Company shall only be required to appoint one or more deputy statutory auditors when required by law.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

I.	DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING

A.	RENEWAL OF THE TERM OF OFFICE FOR A DIRECTOR WHOSE TERM IS COMING TO AN END - RATIFICATION OF THE PROVISIONAL APPOINTMENT OF A DIRECTOR - APPOINTMENT OF TWO NEW DIRECTORS [RESOLUTIONS 1 TO 4]
Composition of the Board of Directors
The Board of Directors of the Company is composed of seven members, five of whom are independent: Mr. James Warner (Lead Independent Director), Ms. Dana Evan, Mr. Edmond Mesrobian, Mr. Hubert de Pesquidoux and Ms. Sharon Fox Spielman. The two members of the Board of Directors who are not independent are Mr. Jean-Baptiste Rudelle, who is Chairman of the Board of Directors, and Mr. Eric Eichmann, who has been Chief Executive Officer since January 1, 2016 in replacement of Mr. Jean-Baptiste Rudelle.
Since Mr. Dominique Vidal resigned from his office as director as of December 31, 2016, the Board of Directors appointed a new director, Mr. Edmond Mesrobian, as of February 27, 2017, whose appointment is submitted for your ratification.
The Board of Directors has also proposed to appoint Ms. Nathalie Balla and Ms. Rachel Picard as new independent directors.
As a result of these appointments, the Board of Directors will be composed of eight members, six of whom are independent.
The independent members of the Board of Directors have been chosen to ensure a good representation of the main challenges that the Company faces. Indeed, four out of six of the independent directors are residents of the United States of America, and the two new independent directors that we propose to appoint are French residents, so that today its composition reflects the geographic stakes of the Company. Their range of skills allows the members of the Board of Directors to benefit from quality expertise and good practices in terms of finance and administration, corporate governance and compensation, particularly with respect to directors’ compensation, which is both transparent and competitive. Since three out of eight directors are female, the Board of Directors ensures a balanced female and male representation, in accordance with Article L.225-18-1 of the French Commercial Code.
The current composition of the Board of Directors reflects both its stability and its ability to assist the Company in its growth and its ambitions.
Attendance rate
The Board of Directors and its committees meet at least four times a year. The Board of Directors thus met ten times in the 2016 fiscal year (including five in-person meetings). The committees also met on several occasions in the 2016 fiscal year. The attendance rate of each of the Board members, both at the meetings of the Board and its committees, was greater than 75%.
Furthermore, the work undertaken by each of the directors between the meetings, in preparation or follow-up (telephone conferences, regular discussions between the directors and between the directors and the Company), allow for effective meetings, with enlightened and quick decision-making covering many topics. Each of the directors bring indispensable skills to the Board of Directors that are essential in addressing the unique and specific challenges faced by the Company.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Renewal of the term of office of Mr. Hubert de Pesquidoux - Ratification of the provisional appointment of Mr. Edmond Mesrobian – Appointment of Ms. Nathalie Balla and Ms. Rachel Picard as directors
We remind you that the term of office of Mr. Hubert de Pesquidoux is coming to an end at the end of this shareholders’ meeting. We therefore request that you renew his term of office for a period of two years, which will expire at the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2018. We believe that Mr. Hubert de Pesquidoux’s experience and knowledge in the high-tech industry, as well as his broad financial expertise, qualify him to serve on, and allow him to make valuable contributions to, the board of directors.
Since Mr. Edmond Mesrobian has been appointed as director replacing Mr. Dominique Vidal, who resigned as director, we propose that you ratify his appointment pursuant to the provisions of Article L 225-24 of the French Commercial Code. Mr. Mesrobian’s appointment will be effective until the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2017. We believe that Mr. Edmond Mesrobian’s extensive experience as an executive of companies in the technology industry and his prior service on the board of directors of Apigee Corporation, an API platform that was acquired by Google Inc. in November 2016, qualify him to serve on, and allow him to make valuable contributions to, the board of directors.
Further, we propose that you appoint two new directors, Ms. Nathalie Balla and Ms. Rachel Picard, for a period of two years which will expire at the time of the ordinary annual shareholders’ meeting which will be called to approve the financial statements of the fiscal year ended December 31, 2018. We believe that Ms. Nathalie Balla’s extensive experience as an executive of an e-commerce company qualify her to serve on, and will allow her to make valuable contributions to, the board of directors. We also believe that Ms. Rachel Picard’s extensive experience in developing and transforming large business entities and managing digital companies qualifies her to serve on, and will allow her to make valuable contributions to, the board of directors.

B.	DETERMINATION OF THE AMOUNT OF DIRECTORS ATTENDANCE FEES PAID TO INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS [RESOLUTION 5]
Taking into account the addition of new potential independent directors to the Board of Directors, we propose that you increase the amount of directors attendance fees for independent directors from €2,250,000 to €2,500,000 for the 2017 fiscal year and for each subsequent fiscal years until a new decision is taken by the ordinary shareholders' meeting.
In this respect, and as further described in paragraph II. 1 d) below, it is important to note that a significant part of the attendance fees is used to finance the subscription of warrants (“BSAs”) by the independent directors.
The aggregate amount of attendance fees paid in 2016, including those paid to offset the subscription price of BSAs granted to the directors, was approximately $1.35 million, or the equivalent of approximately €1.22 million at a euro to U.S. dollar exchange rate of 1.10683.

C.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS OF THE COMPANY [RESOLUTIONS 6]
We remind you that, on June 29, 2016, you recommended that the Board of Directors hold a vote every year to approve, on a non-binding basis, the compensation paid by the Company to its named executive officers.
Consequently, we ask you, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (Section 14A of the Exchange Act), to approve, on a non-binding basis, the compensation paid

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2017 annual shareholders' meeting (an excerpt of such Proxy Statement is appended to this report).

D.
APPROVAL OF THE STATUTORY AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 - DISCHARGE GIVEN TO THE DIRECTORS AND AUDITORS - ALLOCATION OF EARNINGS [RESOLUTIONS 7 TO 10]

Every year, within the six months following the end of the fiscal year, the shareholders’ meeting shall meet to approve the statutory financial statements and the consolidated financial statements of the past fiscal year.
The seventh and eighth resolutions approve, respectively:

•	the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein; and

•	the consolidated financial statements and the transactions set forth therein.
The ninth resolution grants discharge to the directors and the statutory auditors for the performance of their respective duties in the past fiscal year.
The tenth resolution allocates the Company's profits of €55,308,222 for the fiscal year ended December 31, 2016 as follows:

•	€3,769 to the legal reserve account which shall then be provisioned in full, and

•	the remaining balance of €55,304,453 to the retained earnings account.

E.	EXAMINATION OF THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE [RESOLUTIONS 11 TO 12]
Pursuant to Article L. 225-38 of the French Commercial Code, the shareholders’ meeting is called to approve the new regulated agreements entered into during the 2016 fiscal year.
In this regard, the following agreements entered into during the 2016 fiscal year are therefore submitted for your approval:

•
The agreement (lettre d'accord) entered into with Mr. Glenn Burney relating to the translation into English of the book written by Mr. Rudelle entitled "They Told Me It Was Impossible ", for the purpose of free distribution to the English-speaking employees of the Criteo Group (as defined herein) to promote the image of Criteo through its founder, and the values of entrepreneurship which they convey, and

•
The management agreement entered into with Mr. Eric Eichmann in his capacity as CEO, which was publicly filed with the U.S. Securities and Exchange Commission on November 2, 2016, providing for, among other things, the terms of Mr. Eric Eichmann's compensation in the event of his departure from the Company, depending on the circumstances of such departure.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

F.	RENEWAL OF THE TERM OF OFFICE OF DELOITTE & ASSOCIES AS PRINCIPAL STATUTORY AUDITOR [RESOLUTION 13]
We remind you that the term of office of Deloitte & Associés as principal statutory auditor and of BEAS as deputy statutory auditor expire at the end of this shareholders' meeting.
We propose that you renew the term of office of Deloitte & Associés as statutory auditor for a six fiscal-year period, expiring at the end of the ordinary shareholders' meeting convened to approve the financial statements of the fiscal year ended December 31, 2022.
We inform you that the new provisions of the French Commercial Code following the enactment of law n°2016-1691 as of December 9, 2016 provide that the appointment of a deputy statutory auditor is not required as long as the principal statutory auditor is not a natural person or an entity with only one shareholder.
Consequently, we are not proposing the renewal of the term of office of BEAS as deputy statutory auditor, as this appointment is not legally required since the company Deloitte & Associés is not an entity with only one shareholder.

G.	BUYBACK OF THE COMPANY’S STOCK [RESOLUTION 14]
External growth, and particularly the acquisitions that would allow the Company to strengthen its technology platform, its product portfolio or its team of key employees, particularly in Research & Development, is an important area of development of the Company. In order to take advantage of potential external growth opportunities, particularly given the intense competition in the digital marketing industry and insofar as potential targets of strategic importance are mainly located in the United States, we must be able to act quickly should such opportunities be available to us, including by paying all or part of the purchase in Company shares bought-back.
In addition, since equity-based incentives are a key component in the economics of the technology industry, the Board of Directors wishes to enable the Company to use Company stock as a component of acquisition consideration, and more generally as an incentive instrument for its employees.
The share buybacks carried out pursuant to this authorization, which cannot exceed 10% of the share capital, or 5% of the share capital in the event the shares so acquired are to be used as consideration for an acquisition or merger, will be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Stock Market. The price per share cannot exceed €64. The total share purchase cap is fixed at €409,460,505 (i.e., representing 10% of the share capital at a price per share of €64). This authorization will be valid for 12 months (i.e., until June 28, 2018) and implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code.
In any event, the Board of Directors may not use this authorization during an unsolicited public tender offer by a third party on the Company’s shares.
In support of this resolution, the shareholders’ meeting has been provided with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report on this resolution.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

II.	DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

A.	AUTHORIZATIONS AND DELEGATION TO BE GIVEN WITH RESPECT TO EQUITY GRANTS TO EMPLOYEES, EXECUTIVES AND INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY [RESOLUTIONS 15 TO 19]
The Board of Directors wishes to be able to continue, in accordance with past practice, to grant equity to employees, executives and independent members of the Board of Directors. We therefore request that you renew the different authorizations and delegation which have previously been granted to the Board of Directors by the ordinary and extraordinary shareholders' meetings of June 18, 2014, June 23, 2015, October 23, 2015 and June 29, 2016.
We therefore remind you :

-
of the strategic importance for the Company of maintaining its ability to attract and retain the best talent thanks to a compensation and equity policy consistent with market practices in the very competitive technology industry, and

-	that 100% of the employees of the group are eligible for grants of free shares (RSUs) and stock options pursuant to the Company’s equity policy.
The new authorizations and delegations granted would supersede any authorization and delegation previously granted having the same purpose.
We point out that, pursuant to Resolution 19, the number of shares which could be issued under the authorizations set forth in items a) to d) below may not exceed 4,600,000 shares, with a par value of €0.025 per share (it being specified that the additional amount of shares to be issued in order to protect the rights of holders of securities giving access to shares (see paragraph II.1 e) below will be added to this cap (pursuant to the applicable legal provisions and the provisions of the applicable plan)).
The authorizations for granting free shares (RSUs) and stock options would be granted for a period of thirty-eight (38) months and the delegation for issuing warrants (BSAs) for a period of eighteen (18) months.
We therefore propose that you examine each of these proposals.

a)
Resolution 15: Authorization to be given to the Board of Directors to grant OSAs (options to subscribe to new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code

We ask you to authorize the Board of Directors, within the context of Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant, within the duration allowed by law and on one or more occasions, OSAs or OAAs to employees and/or executives of the Company and of any company or economic interest group affiliated with the Company, under the conditions stipulated in Article L. 225-180-I of the French Commercial Code. It is specified that the number of shares to be purchased or subscribed for as a result of the OSAs or OAAs granted by this authorization shall be deducted from the overall cap referenced in Resolution 19 (see paragraph II.1 e) below) and shall not exceed the legal limits.
The purchase or subscription price per share shall be determined by the Board of Directors on the day the OSA or OAA is granted by reference to the closing price of an ADS on the Nasdaq Stock Market on the day preceding the grant of the OSA or OAA by the Board of Directors. However, the purchase or subscription price per share may not, under any circumstance, be less than ninety-five per cent (95%) of the weighted average closing price of an ADS on the Nasdaq Stock Market in the twenty trading days preceding the day of the grant of the OSA or OAA by the Board of Directors.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

b)
Resolution 16: Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

We ask you to authorize the Board of Directors to grant, on one or more occasions, in the proportions and at the times it shall determine, free shares (RSUs), in favour of employees of the Company or of companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or voting rights on the date of grant of the relevant shares, in France or abroad (the "Criteo Group").
The maximum number of shares, with a par value of €0.025 per share, which can be granted free of charge by the Board of Directors under this authorization shall be deducted from the overall cap referred to in Resolution 19 (see paragraph II.1 e) below) and shall not exceed the legal limits.
The free shares (RSUs) shall have a minimum vesting period (“Vesting Period”) of one year and a holding period (the “Retention Period”) of at least one year, provided the Board of Directors may reduce or remove the Retention Period entirely so long as the Vesting Period and any Retention Period, taken together, last at least two years after the grant date.
As an exception to the above, the shares will be definitely granted before the end of the Vesting Period if the beneficiary becomes disabled with a 2nd or 3rd category of disability referred to in Article L. 341-4 of the French Social Security Code.
The granted shares will be freely transferable on a request for allocation by the heirs of a deceased beneficiary or a beneficiary that becomes disabled under the aforementioned categories of the French Social Security Code.
The durations of the Vesting Period and the Retention Period shall be determined by the Board of Directors within the aforementioned limits.

c)
Resolution 17: Authorization to be given to the Board of Directors to grant performance-based free shares/restricted stock units (RSUs) to executives and, from time to time, to certain employees, pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

This authorization is identical to the authorization which will be granted under Resolution 16, apart from the fact that (i) the free shares (RSUs) to be issued pursuant to this authorization may be granted to the CEO (directeur général) and, from time to time, certain named executive officers, members of executive management or employees of the Criteo Group, as determined by the Board of Directors and, (ii) the effective grant of the free shares (RSUs) will be subject to the satisfaction of performance targets as determined by the Board of Directors.

d)
Resolution 18: Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

The independent members of the Board of Directors and of the committees, who cannot be granted free shares (RSUs) or stock options, ask you to delegate to the Board of Directors the authority to grant a maximum number of 120,000 warrants (”BSAs”), each of them giving the right to subscribe to one ordinary share of the Company, with a par value of €0.025 per share, it being specified that this number will be deducted from the overall cap referred to in Resolution 19 (see paragraph II.1 e) below).

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Principles in terms of compensation of the independent directors of Criteo.
It is important that the composition of Company’s Board of Directors reflects its market position. The objective of the Board of Directors is to respond appropriately and effectively to its key challenges in the competitive, predominantly U.S.-based, technology industry in which it operates, while complying with its obligations as a U.S. domestic registrant listed on the Nasdaq Stock Market and its obligations as a French private company.
In order to remain competitive, the Company must ensure that the composition of its Board of Directors is consistent with the North American market in which it operates and competes for talent. To continue to attract and retain highly talented independent directors with deep industry knowledge and experience, we must be able to offer our directors compensation in line with North American tech market standards, which include an equity-based component. As of the date hereof, in accordance with the Board of Director’s compensation policy for directors, only independent members of the Board of Directors receive BSA grants.
Independent directors receive an initial BSA grant when they are appointed in the course of the year, or an annual BSA grant when they were appointed during the previous years.
The annual compensation received by each independent director is thus composed partly of cash and partly of an equity component, comprised of BSAs, in line with common North American practice, and more generally, with our industry's practice. The annual amount of directors' attendance fees paid for the 2016 fiscal year to each independent director varied between USD48,000 and USD364,738, and is allocated in accordance with the following principle applicable since April 20, 2016:

•	USD20,000 for the Lead Independent Director;

•	USD40,000 in cash for attending the meetings of the Board of Directors,

•	between USD3,000 and USD20,000 in cash for chairmanship and membership on the committees of the Board of Directors, as follows:

o	Chairmanship of a Committee:

▪	Audit Committee: USD20,000

▪	Compensation Committee: USD15,000

▪	Nomination and Governance Committee: USD10,000

o	Membership on a Committee:

§	Audit Committee: USD10,000

§	Compensation Committee: USD5,000

§	Nomination and Governance Committee: USD3,000

•
USD200,000 in the form of equity-based incentives (BSAs), for which directors are required to pay a subscription price. The independent directors receive additional attendance fees equivalent in value to, and eligible to offset, the subscription price for the BSAs, increased, as the case may be, by the applicable withholding tax.

This annual grant is subject to an actual attendance of at least 80% of the regular in-person meetings of the Board of Directors. Otherwise, the number of BSAs granted to them shall decrease accordingly.
This compensation structure has allowed the Company to attract talented directors that have been instrumental to the Company’s record results. It is therefore essential that the Company be able to continue to compensate the current independent members of the Board of Directors consistent with past practice, and to attract experienced and talented new directors.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Compensation of advisors
The Company is also seeking authorization to grant BSAs to persons bound to the Company or one of its subsidiaries by a services or consultancy contract who cannot be granted stock options or free shares (RSUs). In certain limited instances, it is important for the Company to be able to offer a long-term compensation element to such persons in order to engender loyalty in our highly competitive industry.
Conditions attached to the BSAs
The subscription price of a BSA shall be determined by the Board of Directors on the day of its issuance in accordance with the characteristics of such BSA and shall in any event be at least equal to the fair market value of such BSA, as determined by the Board with the assistance, as the case may be, of one or more experts of its choice.
The exercise price of a BSA shall be determined by the Board at the time such BSA is granted and shall be at least equal to the weighted average closing price of the ADSs for the 20 trading days preceding the grant date of the BSA.
The BSAs granted annually to the independent directors will generally be fully exercisable at the end of a period of four years from their grant and none may be exercised before an initial period of twelve months from this same date, except for the annual BSAs grants, in case of a change of control or termination of office during this initial twelve-month period.
Given the foregoing, we ask that you eliminate the shareholders’ preferential subscription rights in connection with the issuance of the BSAs, since the BSAs may only be granted to the following category of beneficiaries: independent members and observers of the Board of Directors of the Company or one of its subsidiaries as of the date of grant of the BSAs, independent members of any committee which exists or is established by the Board of Directors in the future, and any individual or legal entity which has entered into a service or consultancy agreement with the Company or with one of its subsidiaries.
We also request that you decide, pursuant to the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors, responsibility for determining the list of beneficiaries and the number of BSAs to be granted to each beneficiary.

e)	Resolution 19: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 15 to 18
Pursuant to Resolution 19, we are requesting that shareholders authorize a share reserve of 4,600,000 new ordinary shares, which will cover all issuances under Resolutions 15 to 18. Given the full value award nature of free shares, any free share (RSU) granted will count against the share reserve as 1.57 shares per free share (RSU).

B.
AUTHORIZATION TO THE BOARD OF DIRECTORS TO REDUCE THE COMPANY’S SHARE CAPITAL BY CANCELLING SHARES AS PART OF THE AUTHORIZATION TO THE BOARD OF DIRECTORS ALLOWING THE COMPANY TO BUY BACK ITS OWN SHARES IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE L. 225-209-2 OF THE FRENCH COMMERCIAL CODE [RESOLUTION 20]

The shareholders’ meeting shall be asked to authorize the Board of Directors to proceed with the cancellation, on one or more occasions, up to the total cap of 10% of the share capital of the Company in any 24 month period, of all or part of the Company shares repurchased pursuant the fourteenth resolution above.
This authorization would be granted for a period of 12 months.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

C.	FINANCIAL DELEGATIONS TO BE GRANTED TO THE BOARD OF DIRECTORS [RESOLUTIONS 21 TO 23]
The goal of Resolutions 21 and 22 is to allow the Company to raise the funds necessary to enable it to execute on its strategic objectives, including with respect to external growth.
In any case, these delegations shall not be, directly or through sub-delegation, implemented during an unsolicited public tender offer by a third party.

a)
Resolution 21: Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any security instrument relating thereto, for purchase by certain categories of market participants (underwriters) (as set forth below), without shareholders’ preferential subscription rights.

The purpose of this delegation is to allow for the issuance of shares whose subscription shall be underwritten, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Stock Market.
The shareholders are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that will be issued by virtue of this delegation, and to reserve this subscription for any bank, investment services provider, or other member of an underwriting syndicate undertaking (underwriting) to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority.
The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 5%, as determined by the Board of Directors .
The total maximum nominal amount of the share capital increases which may be carried out pursuant to this delegation cannot exceed €399,864 (i.e., representing 25% of the share capital). To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed €623,333,796.68 (i.e., representing 25% of the market capitalization) (or the corresponding value of this amount for an issuance in a foreign currency). The nominal amount of any capital increase which may be completed pursuant to this delegation would be deducted from the global limit set forth in the 34th Resolution of the shareholders’ meeting of June 29, 2016 (the “Global Limit”).
As set forth above, the Company intends to use this resolution to raise the funds for general corporate purposes and to finance potential external growth transactions, and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context.
To do so, the Company considers that a share capital increase in the maximum amount of 25% of the share capital would give it sufficient flexibility to meet its strategic objectives.
This delegation will be granted for 18 months (i.e., until December 28, 2018) and will supersede the corresponding delegation granted by the shareholders’ meeting of June 29, 2016 which, in the absence of a favorable vote, will expire on December 29, 2017 and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the Board of Directors specifies that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 29, 2016.

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b)
Resolution 22: Delegation of authority granted to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegation in Resolution 21, without shareholders' preferential subscription rights

The purpose of this twenty-second Resolution is to allow the Board of Directors to grant a customary over-allotment option for any issuance pursuant to Resolution 21. Any share capital increase pursuant to this delegation would be at the same price, and limited to 15% of the initial issuance.

c)
Resolution 23: Delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized

The purpose of this twenty-third Resolution is to delegate to the Board of Directors, with the right to sub-delegate in accordance with applicable law, the authority to increase the share capital, on one or more occasions, through the incorporation into the share capital of premiums, reserves, profits or other amounts that may be capitalized as well as by the issuance and the free grant of new shares or the increase of the par value of the existing shares, or by using a combination of these two methods, with said shares granting the same rights as the former shares, except for the dividend entitlement date. The implementation of such share capital increase will not have any dilutive impact on our shareholders, as all shareholders are treated equally.
The total nominal amount of the share capital increases that may be achieved, immediately and/or in the future, pursuant to this resolution shall not exceed €159,946 (i.e., representing 10% of the share capital). This delegation will be granted for 26 months (i.e., until August 28, 2019) and would supersede the corresponding delegation granted by the shareholders' meeting of June 23, 2015.
This delegation would in particular enable the Company to implement a share capital increase by increasing the par value of the Company's shares, without having recourse to its shareholders, or to proceed, as the case may be, to an adjustment of the share capital amount or of the par value of shares in case of operations requiring such adjustment (reverse stock split, for instance).

D.	CAPITAL INCREASE RESERVED FOR THE EMPLOYEES OF GROUP SAVINGS PLAN [RESOLUTION 24]
Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labour Code, the Board of Directors is required to submit to the approval of the shareholders’ meeting a resolution to authorize the Board of Directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise).
In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed €47,984 (i.e., representing 3% of the share capital) (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount).
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the Global Limit.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed €74,800,056 (i.e., representing 3% of the market capitalisation) (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the Global Limit.
The issuance price of the new shares or securities giving access to the share capital would be determined by the Board of Directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labour Code. For the

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benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated.
To date, we have not implemented any company savings plans involving equity of the Company and thus employees have not received any shares thereunder. However, approving this resolution will enable our Board of Directors to adopt such a company plan if it determines in the future that such a plan is appropriate to strengthen employee and shareholder alignment.

E.	AMENDMENTS OF THE COMPANY’S BY-LAWS [RESOLUTIONS 25 AND 26]
Finally, the purpose of the following Resolutions 25 and 26 is to amend the Company’s By-laws in order to comply with applicable legal provisions.

a)	Resolution 25: Amendment of Article 19 of the Company’s By-laws
Article 19 of the Company's By-laws shall be amended to provide that the record date for attending shareholders' meetings is two business days prior to such meeting at 12:00 a.m., Paris time.

b)	Resolution 26: Amendment of Articles 4, 16 and 18 of the Company’s By-laws
Article 4 "Registered Office": the Board of Directors is now entitled to transfer the Company's registered office to any location in France; previously, the Board of Directors' ability was limited to the transfer of the registered office within the same department or to a neighboring department.
Article 16 "Agreements Subject to Authorization": the agreements entered into between a company and its wholly-owned subsidiary are not characterized as related-person agreements that require prior approval of the Board of Directors.
Article 18 "Statutory Auditors": the Company is only required to appoint one or more deputy statutory auditors when required by law.
It is under these conditions that we ask the shareholders’ meeting to approve the resolutions whose text is proposed by the Board of Directors.

The Board of Directors

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Appendix: Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2016 for our named executive officers and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. For 2016, our named executive officers included (i) our principal executive officer; (ii) our principal financial officer; and (iii) our other two executive officers, other than the principal executive officer and the principal financial officer, who were serving as executive officers as of the end of the fiscal year. For the year ended December 31, 2016, our named executive officers were:

Jean-Baptiste Rudelle	Executive Chairman
Eric Eichmann	Chief Executive Officer (principal executive officer)
Benoit Fouilland	Chief Financial Officer (principal financial officer)
Romain Niccoli(1)	Chief Product Officer
(1) Mr. Niccoli resigned from his position as Chief Product Officer effective December 31, 2016.
Certain amounts in this Compensation Discussion and Analysis relating to compensation in 2016 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.10683 and from British pounds to U.S. dollars at a rate of £1.00 = $1.351193, which represent average exchange rates for the year ended December 31, 2016, and certain amounts relating to compensation in 2015 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.108775 and from British pounds to U.S. dollars at a rate of £1.00 = $1.528447, which represent average exchange rates for the year ended December 31, 2015.
We believe that we have a very strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our strong financial performance in 2016, as described below.
2016 Financial and Operating Highlights
We are a global technology company specializing in digital performance marketing. We strive to deliver post-click sales to our advertiser clients at scale across multiple digital marketing channels and according to the client’s targeted return on investment. We use our proprietary machine-learning algorithms, coupled with large volumes of granular shopping intent data and deep insights into consumer shopping intent and purchasing habits, to price and deliver in real time highly relevant and personalized digital performance advertisements to consumers. By measuring the value we deliver on a post-click sales basis, we make the return on investment transparent and easy to measure for our advertiser clients.

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2016 Financial Highlights:

•	Revenue increased 36% from $1,323 million in 2015 to $1,799 million in 2016;

•	Revenue excluding traffic acquisition costs, or Revenue ex-TAC, increased 37% from $534 million in 2015 to $730 million in 2016;

•	Net income increased 40% from $62.3 million in 2015 to $87 million in 2016;

•	Adjusted EBITDA increased 57% from $143 million in 2015 to $225 million in 2016.
Revenue ex-TAC and Adjusted EBITDA are non-GAAP measures. We define Revenue ex-TAC as our revenue excluding traffic acquisition costs. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, acquisition-related costs and deferred price consideration. Please refer to footnotes 3 and 5 to the Other Financial and Operating Data table in “Item 6—Selected Financial Data” of our Annual Report on Form 10-K for a reconciliation of Revenue ex-TAC to revenue and Adjusted EBITDA to net income, in each case the most directly comparable financial measure calculated and presented in accordance with GAAP.
The following charts show the growth of our revenue, Revenue ex-TAC, net income, Adjusted EBITDA and cash flow from operating activities over the past three years:

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2016 Operating Highlights:

•	We added over 4,000 net clients, ending 2016 with over 14,000 clients;

•	We maintained client retention at 90% while increasing our client base 42%;

•	Over 60% of our business was generated on mobile as of the end of 2016;

•	In October 2016, we launched Criteo Predictive Search, a groundbreaking product that brings our proven performance-based approach to the large and fast-growing Google Shopping market;

•
In November 2016, we completed the acquisition of HookLogic, Inc. (“HookLogic”), a New York-based company connecting ecommerce retailers with consumer brand manufacturers. The acquisition of HookLogic expands our business to brand manufacturers and strengthens our performance marketing platform for commerce and brands. We now offer HookLogic's products under the “Criteo Sponsored Products” name;

•	We continued to innovate, including by enhancing our core platform with the addition of Kinetic Design, new features in the Criteo Engine and a stronger Universal March solution; and

•	We grew the number of Criteo employees to 2,500, while growing research and development (“R&D”) capacity over 50% to more than 600 engineers in France, California and Michigan.

2016 Executive Compensation Highlights
Highlights of our executive compensation program for 2016 include:

•	We paid annual incentive bonuses to our named executive officers with funding at between 95.9% and 97.7% of target based on strong Company performance as described below;

•	We updated our compensation peer group to maintain alignment with key attributes of the Company, including our industry, market capitalization and certain financial attributes, such as annual revenue

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and annual revenue growth, and we reviewed the compensation practices of a secondary set of international peers to reflect the Company’s unique position in the market; and

•
We established that a majority of our executive officers’ target total direct compensation opportunity be paid in the form of long-term equity incentives, including performance stock units (“PSUs”) and stock options, both of which vest over four years.

Executive Compensation Policies and Practices
We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy:

What We Do	What We Don’t Do
• Performance-based equity incentives
• Performance-based annual incentive bonus
• Independent compensation consultant engaged by our compensation committee
• Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions
• Significant portion of executive compensation contingent upon corporate performance
• Four-year equity award vesting periods, including a one-year performance period and a two-year initial vesting cliff for PSUs
• Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs
• Limited executive perquisites

• No “single-trigger” change of control benefits
• No tax “gross-ups” for change of control benefits
•   No employment agreements with executive officers that contain guaranteed salary increases, bonuses or equity compensation
•   No discounted stock options or option re-pricings

Compensation Philosophy and Objectives
Pay for Performance
Our philosophy in setting compensation policies for our executive officers has four fundamental objectives: (1) to attract and retain a highly skilled team of executives in competitive markets; (2) to reward our executives for achieving or exceeding our financial, operational and strategic performance goals; (3) to align our executives’ interests with those of our shareholders; and (4) to provide compensation packages that are competitive and reasonable relative to our peers and the broader competitive market. The compensation committee and the board of directors believe that executive compensation should be directly linked both to continuous improvements in corporate performance and accomplishments that are expected to increase shareholder value. Historically, the board of directors has compensated our executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term incentive compensation in the form of equity awards. The compensation committee and the board of directors believe that cash compensation in the form of base salary and an annual incentive bonus provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation using equity awards increases retention and aligns the objectives of our executive officers

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with those of our shareholders with respect to long-term performance. Since 2015, long-term equity compensation for our executive officers has consisted of both PSU awards and stock options.

Participants in the Compensation Process
Role of the Compensation Committee and the Board of Directors
In accordance with French law, committees of our board of directors have an advisory role and can only make recommendations to our board of directors. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and practices, as well as determining specific compensation arrangements for the named executive officers, final approval by our board of directors is required on all such matters. The board of directors’ decisions and actions regarding executive compensation referred to throughout this Compensation Discussion and Analysis are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation.
The board of directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by our executive officers of these goals. While the compensation committee draws on a number of resources, including input from the Executive Chairman, the Chief Executive Officer and the compensation committee’s compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the board of directors. The compensation committee relies upon the judgment of its members in making recommendations to the board of directors after considering several factors, including recommendations of the Executive Chairman and the Chief Executive Officer, Company and individual performance, cultural fit, perceived criticality, retention objectives, internal equity, current compensation opportunities as compared to similarly situated executives at peer companies (based on a review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.
Role of Compensation Consultant
The compensation committee retains the services of Compensia as its compensation consultant. The mandate of the compensation consultant includes assisting the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, design of the Company’s annual and long-term incentive compensation plans, executive compensation design, and analysis of competitive market practices. The compensation committee is responsible for oversight of the work of the compensation consultant and annually evaluates the performance of the compensation consultant. The compensation committee has discretion to engage and terminate the services provided by the compensation consultant, subject to formal approval by the board of directors.
At its meeting in October 2016, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and the board of directors concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee.
Role of Executive Chairman and Chief Executive Officer
Our Executive Chairman and Chief Executive Officer attend compensation committee meetings and work with the chair of the compensation committee and its compensation consultant to develop compensation recommendations for the executive officers (excluding the Executive Chairman and the Chief Executive Officer), based upon individual experience and breadth of knowledge, individual performance during the year and other relevant factors. The Executive Chairman’s and the Chief Executive Officer’s recommendations are reviewed and considered with other applicable information by the compensation committee which then makes a recommendation to the board of directors. The compensation committee works directly with its compensation consultant to recommend to the board of directors compensation actions for our Executive Chairman and Chief Executive Officer. In accordance with Nasdaq rules, our Executive

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Chairman and Chief Executive Officer are not present during deliberations or voting concerning their own compensation, respectively.
Use of Competitive Market Data
The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program, including an evaluation of the compensation practices at peer companies. The compensation committee uses data from this evaluation to assess the reasonableness of compensation and ensure that our compensation practices are competitive in the marketplace.
Our peer companies in 2016 were provided to the compensation committee by Compensia, then selected by the compensation committee and subsequently approved by the board of directors. Each year, the compensation committee reviews our peer group with the assistance of the compensation consultant and updates the peer group as appropriate. The companies comprising the peer group for 2016 were selected on the basis of their comparability to Criteo in terms of broad industry (software and services companies focused on digital media/advertising in the U.S. and software/technology companies more broadly in Europe, given the more limited comparables in the European market), geographic location, market capitalization, financial attributes (including revenue, revenue growth, comparable gross margin and cash flow) and number of employees.
Based on this evaluation, the compensation committee selected the peer companies in the following table for 2016. Given the Company’s unique position as a French company publicly-listed on the Nasdaq Global Market in the United States with certain executives based in Europe, the compensation committee determined that it was appropriate to develop both U.S. and international peer groups. The peer companies generally had revenues up to twice the Company’s revenue, and market capitalization between half to three times the Company’s market capitalization.
U.S. Peers:

comScore	j2 Global	Tableau Software
Cornerstone OnDemand	Marketo	VeriSign
CoStar Group	NetSuite	Yelp
Endurance International	Pandora Media	Zillow Group
Fair Isaac	Qlik Technologies	Zynga
GoDaddy	Splunk

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International Peers:

Auto Trader Group Plc	King Digital Entertainment	Rocket Internet
AVG Technologies N.	Logitech Intl SA	Sage Group
Cimpress N.	Luxoft Holding	Scout 24
Fleetmatics Group PLC	Micro Focus Intl.	Sophos Group Plc
InterXion Holding N.	Playtech Plc	Telecity Group
Just Eat Plc	Regus Plc
In addition to reviewing data drawn from these peer groups, the compensation committee also reviews competitive compensation data from the Radford Global Technology Surveys and Compensia databases. To assist the Company in making its executive compensation decisions for 2016, Compensia evaluated competitive market practices, considering base salary, target annual incentives as a percentage of base salary, target total cash compensation, target annual long-term incentive grant date fair values and target total compensation.
In general, our board of directors seeks to set executives’ total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer group). However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee exercises independent judgment in determining appropriate levels and types of compensation to be paid based on its assessment of several factors, including recommendations of the Executive Chairman and the Chief Executive Officer, Company and individual performance, cultural fit, perceived criticality, retention objectives, internal equity, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.

Say-On-Pay
Our executive compensation program received significant shareholder support and was approved, on a non-binding advisory basis, by 97% of the votes cast at the 2016 Annual General Meeting. We value feedback from our shareholders on our executive compensation program and welcome input, as it impacts our decision-making. We will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate. At the 2016 Annual General Meeting, shareholder votes also expressed a preference for the say-on-frequency proposal to hold an advisory vote to approve executive compensation on an annual basis. In light of this vote, the Company’s board of directors has determined that the Company will hold an advisory vote to approve executive compensation on an annual basis until the next required say-on-frequency vote.

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Elements of Executive Compensation Program
In 2016, our executive compensation program consisted of three principal elements:

•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation

Base Salary
Base salary is the principal fixed element of an executive officer’s annual cash compensation during employment. The level of base salary reflects the executive officer’s skills and experience and is intended to be on par with other job opportunities available to such executive officer. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is competitive with our peer group in order to retain our current executives and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels. In addition, the compensation committee also considers the following factors:

•	individual performance of the executive officer, as well as overall performance of the Company, during the prior year;

-	level of responsibility, including breadth, scope and complexity of the position;

-	years of experience and level of expertise of the executive officer;

-	internal review of the executive officer’s compensation relative to other executives to take into account internal equity considerations; and

-	in the case of executive officers other than the Executive Chairman and Chief Executive Officer, the recommendations of the Executive Chairman and Chief Executive Officer.

Base salaries for our executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually based on the factors described above.

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2016 Base Salaries
The base salaries of the named executive officers for 2015 and 2016, each in local currency and converted into U.S. dollars (on a constant currency basis for 2016), and the rationale for any base salary adjustment are set forth below:

Name	Position(1)	2015 Base Salary in local currency)	2016 Base Salary (in local currency)	2015 Base Salary (in USD)(2)	2016 Base Salary at constant currency (in USD)(2)	Rationale for Adjustment
Jean-Baptiste Rudelle	Executive Chairman	€210,000 (services to Criteo S.A.) $283,500 (services to Criteo Corp.)(3)	€124,840 (services to Criteo S.A.) $137,500 (services to Criteo Corp.)(3)	$516,343	$275,920	Adjusted to reflect Mr. Rudelle’s transition from Chief Executive Officer to Executive Chairman, assisting the CEO to achieve his objectives and managing M&A strategy for the Company.
Eric Eichmann	Chief Executive Officer	£320,040	£181,335 (H1 2016) $275,000 (H2 2016)(4)	$489,164	$552,161	Base salary increase to reflect Mr. Eichmann’s promotion to Chief Executive Officer.
Benoit Fouilland	Chief Financial Officer	€283,500	€303,000	$314,338	$335,959	Base salary increase to recognize strong performance.
Romain Niccoli	Chief Product Officer	€241,500	€266,200	$267,769	$295,156	Base salary increase to recognize strong performance and promotion to Chief Product Officer, effective April 2016.

(1) Refers to such named executive officer’s position at the end of 2016. Mr. Niccoli was promoted from Chief Technology Officer/Head of Human Resources to Chief Product Officer in April 2016, and subsequently resigned from the Company effective December 31, 2016.

(2) 2015 base salaries have been converted from euros to U.S. dollars at a rate of €1.00 = $1.108775 and from British pounds to U.S. dollars at a rate of £1.00 = $1.528447, which represent average exchange rates for the year ended December 31, 2015. 2016 base salaries are presented on a constant currency basis, using the 2015 average exchange rates set forth in the preceding sentence, for comparative purposes.

(3) In 2015, Mr. Rudelle served as Chairman and Chief Executive Officer of Criteo S.A. and as the Chief Executive Officer of Criteo Corp., our U.S. subsidiary, and received a separate salary in each capacity. As of January 1, 2016, Mr. Rudelle transitioned to the role of Executive Chairman, whereby he serves as the Chairman of the board of directors of Criteo S.A. and directs the strategic vision of the Company as the Chief Executive Officer of Criteo Corp. Mr. Rudelle continues to receive a separate salary in each capacity.

(4) Mr. Eichmann was based in the United Kingdom and received an annual base salary of £362,670 from January 1, 2016 to June 30, 2016. He relocated to the United States and received an annual base salary of $550,000 from July 1, 2016 to December 31, 2016.

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Annual Incentive Bonus
The Company provides our executive officers with the opportunity to earn annual cash bonus awards pursuant to the Criteo Executive Bonus Plan (the “EBP”), which are specifically designed to motivate our executive officers to achieve pre-established company-wide priorities set by the board of directors and to reward them for individual results and achievements in a given year.
The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to:

(i)	help attract and retain a high quality executive management team;

(ii)	increase management focus on challenging yet realistic goals intended to create value for shareholders;

(iii)	encourage management to work as a team to achieve the Company’s goals; and

(iv)	provide incentives for participants to achieve results that exceed Company goals.
     Pursuant to the EBP, the annual cash bonus opportunities for our executive officers are approved on an annual basis by the board of directors. The Company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the board of directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the board of directors has approved our annual operating plan.
Under the EBP, the board of directors has the discretion to determine the extent to which a bonus award will be adjusted based on an executive officer’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive officer’s bonus award may be adjusted downward to zero by the board of directors based on a review of individual performance. The board of directors is not required to set individual goals for a given year.
2016 Annual Bonus Incentive
The performance measures and related target levels for the 2016 EBP were developed by the compensation committee and approved by the board of directors in June 2016. For 2016, the board of directors, on recommendation from the compensation committee, set two shared quantitative goals applicable to all the named executive officers (weighted 70%, collectively) and individual qualitative goals for each of our named executive officers (weighted 30%).
Quantitative Goals
The quantitative measures selected for the 2016 EBP were (i) Revenue ex-TAC growth, measured at constant currency, and (ii) improvement in Adjusted EBITDA margin from 2015 to 2016. Adjusted EBITDA margin is defined as the Company’s Adjusted EBITDA as a percentage of revenue for the relevant period. These measures were selected by the board of directors because Revenue ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Revenue ex-TAC on an absolute basis over maximizing our near-term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo Engine’s performance, allowing it to deliver more relevant advertisements at scale. The weighting of the Adjusted EBITDA metric was increased from 2015 to 2016 to reflect an increased emphasis on profitability.

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The maximum payout on the quantitative goals was 200%, as follows:

•	If Adjusted EBITDA margin improved by less than 100 basis points, the maximum payout on the quantitative goals was 100%;

•
If Adjusted EBITDA margin improved by 100 basis points or more, the maximum payout on the quantitative goals based on 2016 performance was 160%. An additional payout on the quantitative goals of up to 40% (for a total of 200%) is possible based on Revenue ex-TAC growth in the first quarter of 2017.

The following chart sets forth the quantitative goals for 2016 and the achievement levels for such goals:

		Achievement
Performance Measure	Weight	0%	50%	100%	Actual(1)
2016 Revenue ex-TAC growth	50%	<30%	30%	≥35%	34%
2016 improvement in Adjusted EBITDA margin	20%	<60 BPS	60 BPS	≥100 BPS	167 BPS
If 2016 improvement in Adjusted EBITDA margin was 100 basis points or higher, the named executive officers had the opportunity to earn an additional 60% on their quantitative goals (weighted 70% of overall bonus opportunity) based on quarterly 2016 Revenue ex-TAC growth, as follows:

Q3 2016 Revenue ex-TAC growth	14%	<37%(2)	42%	≥49%	30%
Q4 2016 Revenue ex-TAC growth	28%	<36%(3)	39.5%	≥45%	33%

(1) In determining the achievement of the quantitative goals, the board of directors excluded the contribution from Criteo Sponsored Products (formerly HookLogic) for the period from November 9, 2016, the date HookLogic was acquired, to December 31, 2016.

(2) Achievement scale is linear from 35% to 49%, provided there is no payout unless growth is at least 37%.
(3) Achievement scale is linear from 34% to 45%, provided there is no payout unless growth is at least 36%.
Qualitative Goals
In addition, the board of directors selected individual qualitative goals for each of the named executive officers that were aligned to strategic performance objectives for those individuals. The qualitative goals were weighted 30% for each named executive officer and were subject to a maximum payout of 200%. Some variation applied from named executive officer to named executive officer and from goal to goal. These qualitative goals for 2016 included strategic (including acquisition) initiatives for all named executive officers, product achievements for Messrs. Rudelle, Eichmann and Niccoli, leadership development for Messrs. Eichmann, Fouilland and Niccoli and cost management initiatives for Mr. Fouilland.
2016 Annual Cash Bonus Payouts
    The board of directors approved annual incentive bonus awards for each named executive officer under the 2016 EBP as follows:

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Name	Bonus Target as % of Base Salary(1)	Quantitative Goals Achievement (70%)	Qualitative Goals Achievement (30%)	Funding Multiplier as % of Target	Actual Payout Amount(2)
Jean-Baptiste Rudelle	100%	95.7%	103%	97.7%	$269,447
Eric Eichmann	100%	95.7%	98%	96.5%	$530,640
Benoit Fouilland	75%	95.7%	101%	97.4%	$244,938
Romain Niccoli(3)	60%	95.7%	96%	95.9%	$169,500

(1) Mr. Eichmann’s bonus target as a percentage of base salary was increased from 80% for 2015 to 100% for 2016 and Mr. Fouilland’s bonus target as a percentage of base salary was increased from 70% for 2015 to 75% for 2016. Bonus targets as a percentage of base salary for Mr. Rudelle and Mr. Niccoli did not change from 2015 to 2016.

(2) Certain amounts have been converted from euros to U.S. dollars at a rate of €1.00 = $1.10683, which represents the average exchange rate for the year ended December 31, 2016.
(3) The board of directors, upon recommendation of the compensation committee, determined that it was appropriate for Mr. Niccoli to receive a payout on the 2016 EBP, notwithstanding his resignation as of December 31, 2016, in light of his invaluable contributions to the growth and success of the Company as a founder and executive for over a decade.

Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity in 2016 was provided in the form of long-term equity awards. We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
Historically, the board of directors only granted stock options to employees. However, following a change to the tax treatment of free shares, or restricted stock units (“RSUs”), under French law (the enactment of the Loi Macron in August 2015), the board of directors, after careful review by the compensation committee, decided to add RSUs to the Company’s equity compensation program for certain employees and PSUs to the Company’s equity compensation program for executive officers and certain managers and employees. In October 2015, the Company’s shareholders approved: (i) a general plan (as such plan has been amended, the “Amended and Restated 2015 Time-Based RSU Plan”) providing for the grant of time-based RSUs to employees of the Company, and (ii) a performance-based plan (as such plan has been amended, the “Amended and Restated 2015 Performance-Based RSU Plan”) providing for the grant of PSUs, subject to the achievement of performance goals and time-based vesting, to the executive officers and certain other members of management and employees of the Company, as determined by the board of directors.
Stock options remain a valuable compensation tool for us and provide our executive officers with realizable value over time only if our shareholders also realize value after the date options are granted. PSUs provide a direct link between our financial performance and the compensation of our executive officers, thereby furthering the alignment of the interests of our executive officers and shareholders.
In addition to the initial equity award that each executive officer receives upon being hired, the board of directors also grants some or all of our executive officers additional equity awards each year as part of our annual review of our executive compensation program. The eligibility for, and size of, any additional equity award to each of our executive officers are determined on a discretionary basis taking into account the following factors:

•	each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as his or her anticipated potential future impact;

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•	delivering equity values that are competitive when compared to the equity values delivered by the companies in our peer group to their executives with similar responsibility;

•	the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards;

•	the size of each executive officer’s total cash compensation opportunity;

•	the Company’s overall performance relative to corporate objectives; and

•	the Company’s overall equity budget for the year.

Based on the foregoing factors, the board of directors, upon recommendation of the compensation committee, determined that the 2016 long-term incentive compensation to be granted to each of our executive officers should consist of a mix of stock options and PSUs. The board of directors believes that the use of both stock options and PSUs provides a balanced focus on enhancing value for our shareholders and achieving specified financial results.
The table below sets forth the equity awards granted by the board of directors to our named executive officers in 2016:

Name	Shares Issuable Upon Exercise of Stock Options Granted in 2016	Shares Issuable Upon Vesting of PSUs Granted in 2016(1)
Jean-Baptiste Rudelle	81,875	31,250
Eric Eichmann	163,750	95,510
Benoit Fouilland	68,120	26,000
Romain Niccoli(2)	79,910	30,500

(1) As set forth below, all the named executive officers, except for Mr. Niccoli, earned 97.6% of the shares subject to their 2016 PSU awards, which shares will vest over a period of four years.
(2) All of the equity granted to Mr. Niccoli in 2016 as set forth in this table was forfeited as a result of his resignation as of December 31, 2016.
Vesting of Stock Option Grants
The stock option awards have a four-year vesting period, with one quarter of the award vesting on the first anniversary of the date of grant and the remainder vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued employment with the Company.
Performance Conditions and Vesting of PSU Grants
Our Ordinary Shares subject to the PSUs granted to the named executive officers were to be earned contingent upon the attainment of the 2016 growth in Revenue ex-TAC goal set by the board of directors in the first quarter of 2016.
As growth in Revenue ex-TAC is the single most important metric used by the board of directors to measure the Company’s financial performance and creation of shareholder value given both our current development stage and the significant growth opportunities ahead of us, the compensation committee and board of directors determined that growth in Revenue ex-TAC was the appropriate performance measure for the 2016 PSU awards. Our compensation committee and board of directors believe that setting a one-year performance measurement period was appropriate at this stage in the Company’s development, due to the steep trajectory of our top-line revenue growth and the risk of setting inappropriate targets if we were to project more than one year in advance. This approach was balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below.

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The following table sets forth the 2016 Revenue ex-TAC growth goal for the 2016 PSU awards.

2016 Revenue Ex-TAC Growth	Percentage of PSUs Earned(1)
<30%	0%
30%	80% (Minimum)
35%	100% (Target)
>35%	100% (Maximum)
(1) Achievement is linear for Revenue ex-TAC growth between 30% and 35%. Within this range, named executive officers would earn between 80% and 100% of the PSUs granted, on a pro-rata basis.
Actual 2016 Revenue ex-TAC growth was 34.4%, or 97.6% of the Revenue ex-TAC growth target for the year. In determining the achievement of 2016 Revenue Ex-TAC growth, the board of directors excluded the contribution from Criteo Sponsored Products (formerly HookLogic) for the period from November 9, 2016, the date HookLogic was acquired, to December 31, 2016. As a result, the named executive officers earned 97.6% of the Ordinary Shares subject to their 2016 PSU awards.
Our compensation committee and board of directors also believe that a time-based vesting requirement for any earned PSUs was important to provide additional retention incentives and longer term alignment with our shareholders. Accordingly, earned PSUs are subject to a four-year vesting schedule, with half of any earned PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting is subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to the named executive officers for 2016 will vest until January 2018, at the earliest.
As the Company and its compensation program evolve and we continue to evaluate the effectiveness of PSUs in attaining our compensation objectives, we intend to review the appropriateness of PSU grants in future years, the weight of PSU grants in our total executive equity mix, the performance metrics applicable to PSUs, the performance scale and related payout scale applicable to PSUs, and the length of the measurement period for PSU performance metrics.

Other Compensation Information
Employee Benefit Programs
Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any named executive officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Code. In 2016, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Mr. Eichmann, who was based in the United States from July 2016 onward, was the only named executive officer to participate in the 401(k) plan in 2016.
In the United Kingdom, we are required to enroll employees who meet certain basic conditions, including any named executive officer employed by our U.K. subsidiary (Criteo Ltd.), into a workplace pension

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scheme. We are also required to pay in to eligible employees’ pension schemes. For 2016, employees were required to contribute at least 1% of their qualifying earnings and we were required to contribute at least 2% of employees’ qualifying earnings to their pension schemes. These minimum amounts will be increased in October 2017. In 2016, we permitted employees to opt-in to higher voluntary levels of contribution, pursuant to which (i) if an employee contributed 3% of their qualifying earnings, we would contribute 5%, (ii) if an employee contributed 4% of their qualifying earnings, we would contribute 6%, and (iii) if an employee contributed 5% or more of their earnings, we would contribute 7%. In addition, for U.K. employees at the Vice President level and above, which included Mr. Eichmann for the first half of 2016, we elected to contribute 12% of such employees’ qualifying earnings to their pension scheme.

Perquisites and Other Personal Benefits
We provide limited perquisites to our named executive officers. For more information on the perquisites and other personal benefits provided to our named executive officers, please refer to footnote (8) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this proxy statement.

Stock Ownership Requirements
In accordance with French law, our board of directors requires that 10% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our Executive Chairman, Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2016, Mr. Rudelle was our Executive Chairman, Mr. Eichmann was our Chief Executive Officer and Messrs. Fouilland and Niccoli were our Deputy Chief Executive Officers.

Timing of Compensation Actions
Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other change in job responsibilities.

Equity Grant Policy
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information.

Short Sale and Derivatives Trading Policy
Our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.

Compensation Recovery (“Clawback”) Policy
As of the date of this proxy statement, we do not have a formal compensation recovery policy, often referred to as a “clawback” policy. However, the 2016 Stock Option Plan, the Amended and Restated 2015 Time-Based RSU Plan and the Amended and Restated 2015 Performance-Based RSU Plan all provide that any option, RSU and PSU awards granted thereunder are subject to any clawback policy enacted by the Company in the future. If the SEC adopts final rules relating to clawback policies required for U.S. domestic registrants, the Company will comply with such rules as required.

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Risks Related to Compensation Policies and Practices
As part of the board of directors’ risk oversight role, our compensation committee reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation practices as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of short-term and long-term incentives with fixed and variable components;

•
the granting of equity-based awards that are earned based on performance (in the case of executive officers) and subject to time-based vesting, which aligns employee compensation with Company performance, encouraging participants to generate long-term appreciation in equity values;

•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and

•
the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE
James Warner (Chair)
Edmond Mesrobian

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COMPENSATION TABLES
Summary Compensation Table
The following Summary Compensation Table sets forth, for the three years ended December 31, 2016, 2015 and 2014, respectively, the compensation earned by our Chief Executive Officer, Chief Financial Officer and our two other executive officers, who are referred to collectively as our named executive officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)(6)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)		Total ($)
Jean-Baptiste Rudelle (2)	2016	275,677	—	1,321,250	1,257,323	269,447	152,323		3,276,020
Executive Chairman	2015	516,343	—	1,795,089	1,627,017	464,709	148,601	(9)	4,551,759
	2014	532,515	—	—	4,135,988	843,297	87,599	(9)	5,599,399
Eric Eichmann (3)	2016	520,019	—	3,598,140	2,514,646	530,640	85,641		7,249,085
Chief Executive Officer	2015	489,164	—	816,020	1,932,294	352,198	58,700		3,648,377
	2014	501,730	—	—	—	639,405	149,081		1,290,216
Benoit Fouilland	2016	335,369	—	1,099,280	1,046,092	244,938	14,491		2,740,170
Chief Financial Officer	2015	314,338	—	979,069	887,464	198,033	15,857		2,394,761
	2014	358,118	—	—	—	399,338	35,402		792,858
Romain Niccoli (4)	2016	294,638	—	1,289,540	1,227,147	169,500	—		2,980,825
Chief Product Officer	2015	267,769	—	816,020	739,553	144,595	—		1,967,937
	2014	305,064	—	—	1,783,652	242,983	32,168		2,363,867

(1)
All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. Certain amounts payable to Messrs. Rudelle, Fouilland and Niccoli were paid in euros and to Mr. Eichmann in British pounds. The average exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the three years ended December 31, 2016, 2015 and 2014 is as follows:

Date	Euro to U.S. Dollar Conversion Rate	British Pound to U.S. Dollar Conversion Rate
12/31/16	1.106830	1.351193
12/31/15	1.108775	1.528447
12/31/14	1.326364	1.646097

(2)
Prior to January 1, 2016, Mr. Rudelle served as Chairman and Chief Executive Officer. All of the amounts shown in the “All Other Compensation” column and 50% of the other amounts shown in the Summary Compensation Table for Mr. Rudelle for 2016 were paid to Mr. Rudelle in his capacity as Chairman of the Company.

(3)	Prior to January 1, 2016, Mr. Eichmann served as Chief Operating Officer and President.

(4)
Prior to April 20, 2016, Mr. Niccoli served as Chief Technology Officer/Head of Human Resources. Mr. Niccoli resigned from the Company as of December 31, 2016. As a result of Mr. Niccoli’s resignation, all of the amounts reported for 2016 for Mr. Niccoli in the “Stock Awards” and “Option Awards” columns were forfeited.

(5)
The amounts reported for 2015 and 2016 in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 19 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2017. The amounts reported for 2014 in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with IFRS 2 Share Based Payment as we prepared and reported our consolidated financial statements under IFRS as issued by the International Accounting Standards Board (“IASB”) for the

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year ended December 31, 2014. For information regarding the assumptions used in determining the fair value of an award, for awards granted in 2014, please refer to Note 8 of our Annual Report on Form 20-F as filed with the SEC on March 27, 2015.

(6)	The amounts reported in the “Stock Award” column represent the grant date fair value of the 2015 and 2016 PSU awards at target, which also reflects the maximum award.

(7)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the amount of the cash incentive bonus earned by our named executive officers for performance for the three years ended December 31, 2016, 2015 and 2014 under our annual cash incentive bonus plan. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer in respect of 2016.

(8)	The amounts reported in the All Other Compensation column for 2016 include the following:

Named Executive Officer	Unemployment Insurance Premiums ($)(a)	Life Insurance and Disability Benefit Plan Contributions ($)(b)	Company-Provided Travel ($)	Relocation Costs ($)(c)	Defined Contribution Plan Payments ($)(d)	Tax Reimbursements ($)(e)	Tax Preparation and Planning Services ($)(f)
Jean-Baptiste Rudelle	20,674	—	6,585(g)	—	—	—	125,064
Eric Eichmann	—	—	5,178(h)	44,335	36,129	—	—
Benoit Fouilland	—	13,100	—	—	—	1,391	—
Romain Niccoli	—	—	—	—	—	—	—

(a)
As the Executive Chairman of the Company, Mr. Rudelle was not entitled to receive state-provided unemployment benefits in the event of termination pursuant to French law. The amount listed in this column represents the cost to us of the premium payments in respect of the unemployment insurance policy obtained by us on Mr. Rudelle’s behalf to provide similar benefits to the state-provided unemployment benefits that Mr. Rudelle would have otherwise been eligible to receive, were he not the Executive Chairman, in the event of a termination of his employment and $2,877 in social charges remitted to France by us pursuant to French law. See “—Potential Payments upon Termination or Change of Control” for a discussion of the severance benefits payable to Mr. Rudelle upon termination of employment.

(b)	Represents the cost to us in respect of Mr. Fouilland’s life insurance and disability plan, which includes premium cost and $6,000 in social charges remitted to France by us pursuant to French law.

(c)
Represents the cost to us of moving and related relocation expenses incurred in connection with Mr. Eichmann’s relocation to New York, New York, excluding the amount represented in the “Company-Provided Travel” column.

(d)	Represents the cost to us of our contribution to Mr. Eichmann’s defined contribution pension plan in the United Kingdom and his 401(k) plan in the United States.

(e)	Represents Company-paid taxes in respect of Mr. Fouilland’s health and disability plan.

(f)	Represents the costs to us of tax preparation and planning services provided to Mr. Rudelle.

(g)
Represents the cost to us of personal travel for Mr. Rudelle’s family incurred in connection with Mr. Rudelle being based in Palo Alto, California. The foregoing incremental cost to us includes the price of tickets purchased and $1,889 in social charges remitted to France by us pursuant to French law.

(h)	Represents the cost to us of personal travel for Mr. Eichmann’s family incurred in connection with Mr. Eichmann’s relocation to New York, New York.

(9)	Includes the costs to us of tax preparation and planning services provided to Mr. Rudelle, in the amount of $16,101 for 2014 and $113,311 for 2015, that were not included in prior filings.

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Grants of Plan-Based Awards Table 2016
The following table sets forth the grants of plan-based awards to the named executive officers during the year ended December 31, 2016.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Baptiste Rudelle	—	—	275,677	551,353	—	—	—	—	—	—	—	—
	7/28/16	—	—	—	25,000	31,250	31,250	—	—	—	—	1,321,250
	7/28/16	—	—	—	—	—	—	—	23,592	41.99	44.03	378,416
	6/28/16	—	—	—	—	—	—	—	58,283	42.68	—	878,908
Eric Eichmann	—	—	520,019	1,040,037	—	—	—	—	—	—	—	—
	7/28/16	—	—	—	50,000	62,500	62,500	—	—	—	—	2,642,500
	7/28/16	—	—	—	—	—	—	—	47,183	41.99	44.03	756,815
	6/28/16	—	—	—	—	—	—	—	116,567	42.68	—	1,757,830
	1/29/16	—	—	—	26,408	33,010	33,010	—	—	—	—	955,640
Benoit Fouilland	—	—	251,527	503,054	—	—	—	—	—	—	—	—
	7/28/16	—	—	—	20,800	26,000	26,000	—	—	—	—	1,099,280
	7/28/16	—	—	—	—	—	—	—	19,628	41.99	44.03	314,833
	6/28/16								48,492	42.68	—	731,259
Romain Niccoli	—	—	176,783	353,566	—	—	—	—	—	—	—	—
	7/28/16	—	—	—	24,400	30,500	30,500	—	—	—	—	1,289,540
	7/28/16	—	—	—	—	—	—	—	23,025	41.99	44.03	369,321
	6/28/16	—	—	—	—	—	—	—	56,885	42.68	—	857,826

(1)
The amounts in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent each named executive officer’s annual cash incentive that could have been earned in respect of the annual cash incentive established in 2016. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer for 2016.

(2)
On July 28, 2016, the named executive officers received a grant of PSUs. Mr. Eichmann received an additional grant of PSUs on January 29, 2016, in connection with his promotion to Chief Executive Officer. Since the 2016 Revenue ex-TAC performance goal was achieved at 97.6%, 50% of the earned PSUs will vest on the second anniversary of the date of grant and the remainder will vest in eight equal quarterly installments thereafter, based on continued employment. See “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2016. As a result of Mr. Niccoli’s resignation as of December 31, 2016, the entire amount of his 2016 PSU award was forfeited.

(3)
The named executive officers each received a grant of stock options on June 28, 2016 and on July 28, 2016, as described in “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation.” 25% of the stock options will vest on the first anniversary of the date of grant and the remainder will vest in 12 equal quarterly installments

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thereafter, based on continued employment. As a result of Mr. Niccoli’s resignation as of December 31, 2016, the entire amount of his 2016 stock option awards was forfeited.

(4)
Pursuant to our 2014 Stock Option Plan and 2016 Stock Option Plan, and consistent with Article L. 225-177 of the French Commercial Code, the exercise price of a stock option is set at the higher of (i) the closing price on the day prior to the grant date, and (ii) 95% of the average closing price during the 20 trading days prior to the grant date. This pricing formula may result in an exercise price that is greater than or less than the closing price on the date of grant. The column titled Closing Price on the Date of Grant is provided pursuant to SEC disclosure requirements, where the exercise price of a stock option is less than the closing price of the underlying stock on the date of grant.

(5)
Represents the grant date fair value, measured in accordance with ASC Topic 718, of stock option awards and PSU awards made in 2016. Grant date fair values are calculated pursuant to assumptions set forth in Note 19 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2017.

Executive Employment Agreements
We have entered into an offer letter agreement or employment agreement with each of the named executive officers, the material terms of which are described below. Each of the agreements with our named executive officers is for an indefinite term. The provisions of these arrangements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program” for a discussion of the elements of compensation of each of the named executive officers for the year ended December 31, 2016.
Mr. Rudelle
Mr. Rudelle is not party to an employment agreement with Criteo S.A. Prior to August 1, 2014, Mr. Rudelle served exclusively as the Chief Executive Officer and Chairman of Criteo S.A. Effective August 1, 2014, and in addition to continuing to serve as our Chairman and Chief Executive Officer, Mr. Rudelle became the Chief Executive Officer of Criteo Corp., our wholly-owned U.S. subsidiary. In connection with his appointment to the position of Chief Executive Officer of Criteo Corp., we entered into an at-will offer letter agreement with Mr. Rudelle. As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and Chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of Executive Chairman. Under the terms of his offer letter agreement, for the year ended December 31, 2016, Mr. Rudelle was entitled to receive an annual base salary of $137,500 and a target annual bonus opportunity equal to 100% of his base salary, each subject to periodic review and adjustment. In addition, as our Executive Chairman, Mr. Rudelle receives compensation in his capacity as the Chairman of Criteo S.A., as described in footnote 2 to the “Summary Compensation Table” above.
Mr. Eichmann
As of January 1, 2016, Mr. Eichmann was promoted to the role of Chief Executive Officer of Criteo S.A. Prior to January 1, 2016, Mr. Eichmann served as our Chief Operating Officer and President. Under the terms of his management agreement, for the year ended December 31, 2016, Mr. Eichmann was entitled to receive an annual base salary of $550,000, effective as of July 1, 2016, and an annual target bonus opportunity equal to 100% of his annual base salary, with a maximum annual bonus opportunity equal to 200% of his annual base salary, each subject to periodic review and adjustment.
Mr. Fouilland
We entered into an employment agreement effective as of March 1, 2012 with Mr. Fouilland, our Chief Financial Officer. Under the terms of his employment agreement, for the year ended December 31, 2016, Mr. Fouilland was entitled to receive an annual base salary of €303,000 (equivalent to $335,369, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 75% of his annual base salary.

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Mr. Niccoli
We entered into an employment agreement effective as of March 1, 2006 with Mr. Niccoli, our former Chief Product Officer. Under the terms of his employment agreement, for the year ended December 31, 2016, Mr. Niccoli was entitled to receive an annual base salary of €266,200 (equivalent to $294,638, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 60% of his annual base salary. Mr. Niccoli resigned from the Company effective December 31, 2016.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Outstanding Equity Awards at 2016 Fiscal Year End
The following table sets forth the number of securities underlying outstanding equity awards held by the named executive officers as of December 31, 2016.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Jean-Baptiste Rudelle	4/30/12	77,773	—	—	7.87	4/30/22	—	—	—	—
	7/30/14	185,220	144,061 (2)	—	30.82	7/30/24	—	—	—	—
	10/29/15	27,500	82,500 (2)	—	39.00	10/29/25	46,020	1,890,502	—	—
	6/28/16	—	58,283 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	—	23,592 (2)		41.99	7/28/26	—	—	31,250	1,283,750
Eric Eichmann	4/18/13	120,000	40,000 (2)	—	13.69	4/18/23	—	—	—	—
	9/3/13	55,000	15,000 (2)	—	15.95	9/3/23	—	—	—	—
	1/29/15	56,393	72,507 (2)	—	39.78	1/29/25	—	—	—	—
	10/29/15	—	—	—	—	—	20,920	859,394	—	—
	1/29/16	—	—	—	—	—	—	—	33,010	1,356,051
	6/28/16	—	116,567 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	—	47,183 (2)	—	41.99	7/28/26	—	—	62,500	2,567,500
Benoit Fouilland	3/20/12	300,046	—	—	7.82	3/20/22	—	—	—	—
	9/3/13	48,750	11,250 (3)	—	15.95	9/3/23	—	—	—	—
	10/29/15	15,000	45,000 (2)	—	39.00	10/29/25	25,100	1,031,108	—	—
	6/28/16	—	48,492 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	—	19,628 (2)	—	41.99	7/28/26	—	—	26,000	1,068,080
Romain Niccoli	4/30/12	35,856	—	—	7.87	4/30/22	—	—	—	—
	10/25/12	61,845	—	—	10.72	10/25/22	—	—	—	—
	7/30/14	79,876	—	—	30.82	7/30/24	—	—	—	—
	10/29/15	12,500	—	—	39.00	10/29/25	10,460	429,697	—	—

(1)	Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(2)	The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, based on continued employment.

(3)	The employee warrants will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, based on continued employment.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

(4)	The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Date	Euro to U.S. Dollar Conversion Rate
7/28/16	1.0991
6/28/16	1.0998
10/29/15	1.1086
1/29/15	1.1343
7/30/14	1.3429
9/3/13	1.3207
4/18/13	1.3129
10/25/12	1.2942
4/30/12	1.3229
3/20/12	1.3150

(5)	Determined with reference to $41.08, the closing price of an ADS on December 30, 2016.

(6)
Based on the achievement of the 2016 Revenue ex-TAC performance goal at 97.6% (as determined by the board of directors in 2017), 50% of the earned PSUs will vest on the second anniversary of the date of grant and in eight equal quarterly installments thereafter. The vesting of the quarterly installments is subject to continued employment. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2016.

Option Exercises and Stock Vested in 2016
The following table summarizes for each named executive officer the stock option exercises and shares vested from outstanding stock awards during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Baptiste Rudelle	—	—	—	—
Eric Eichmann	70,000	2,093,903	—	—
Benoit Fouilland	137,000	4,617,772	—	—
Romain Niccoli	—	—	—	—

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Potential Payments upon Termination or a Change of Control
Individual Agreements
We have entered into employment agreements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our executive officers as a result of certain terminations of employment, including following a change of control. Except as discussed below, no other employment agreements with our named executive officers, discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for any severance, non-compete or change of control payments.
Mr. Rudelle
Mr. Rudelle is party to a non-compete agreement with us that provides for a severance benefit equivalent to 50% of his total gross compensation (not including equity-based compensation) for the 12-month period preceding the date of his termination of employment, payable in a lump sum within 30 days following the date of termination of employment, subject to deduction of any amount that Mr. Rudelle may receive separately from us in remuneration for non-compete obligations under any other agreements. If we elect to waive the competitive restrictions in the non-compete agreements within 15 days following the date of termination of employment, however, we will not be required to make any such severance payments.
Mr. Eichmann
Mr. Eichmann’s employment agreement provides for a potential severance payment in the event of termination of employment by us other than for cause or due to his death or disability (each as defined in the agreement), which occurs other than within 12 months following a change of control of the Company. Subject to execution of a release of claims and provided that he does not materially breach his restrictions on certain competitive activities during the one-year period following the date of his termination, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of a pro-rated target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; (iv) immediate vesting of the number of outstanding unvested stock options and time-based restricted stock units, if any, that would have vested had he remained in office for six months following the date of termination; and (v) vesting of a pro-rata portion of outstanding performance-based restricted stock units based on actual financial performance at the end of the applicable performance year, provided that, in the case of both (iv) and (v), no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.
In the event that Mr. Eichmann’s employment is terminated by us other than for cause, and other than due to his death or disability, or by him for good reason, in each case upon, or within 12 months following, a change of control of the Company (as defined in the agreement), then subject to execution of a release of claims and provided that he does not materially breach his restrictions on certain competitive activities during the one-year period following the date of his termination, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; and (iv) immediate vesting of all outstanding unvested stock options and time-based restricted stock units and

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

immediate vesting of all outstanding performance-based restricted stock units based on achievement of the target level of performance, provided that no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.
Time-based restricted stock units or performance-based restricted stock units that become vested in connection with a qualifying termination will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested time-based restricted stock units or performance-based restricted stock units will be definitively acquired by (delivered to) Mr. Eichmann no earlier than the expiration of the required holding period.
Mr. Fouilland
Mr. Fouilland’s employment agreement provides for a potential severance payment in the event of termination of employment within a period of six months following a change of control of the Company (as defined in the agreement), either by way of a dismissal by us, other than due to his gross negligence, or a resignation by Mr. Fouilland following a decrease of his compensation or responsibilities. Such severance payment is equivalent to one year’s total cash compensation, including the bonus for the year of termination, calculated based on the actual achievement of all objectives. In addition, Mr. Fouilland’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Fouilland during the 12 months preceding his termination. We may choose to waive the competitive restrictions, in which case we will not be required to make the non-compete payment.
In addition, in March 2017, the board of directors approved an amendment to the terms of Mr. Fouilland’s outstanding equity awards, to provide that in the event that Mr. Fouilland is terminated by us without cause or resigns with good reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his entire award will accelerate and become exercisable as of his termination date, provided that no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Fouilland’s termination will vest.
Mr. Niccoli
Mr. Niccoli resigned from the Company effective December 31, 2016. Upon his resignation, he received an amount only in respect of accrued but unused vacation. Both Mr. Niccoli’s employment agreement and his founder non-compete agreement included restrictions on certain competitive activities during the one-year period following the date of his termination of employment in exchange for certain severance payments. However, we waived the competitive restrictions in such agreements upon Mr. Niccoli’s termination of employment and, therefore, did not make any severance payments thereunder.
Treatment Under Equity Plans
Stock Option Plans
Each of our 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan and 2016 Stock Option Plan provides that in the event of a change of control of the Company (as defined in the plans), a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination.
If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan.
Employee Warrants (BSPCE)
Our employee warrants provide that an unvested warrant will only accelerate in the case of a change of control of the Company (as defined in the relevant grant agreement), if the acquirer or the successor corporation does not agree to assume or substitute equivalent rights for the outstanding unvested employee warrants. Upon termination of a BSPCE holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested BSPCE will remain exercisable for 90 days following the BSPCE holder’s termination.
Performance-Based Free Share (PSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Performance-Based Free Share Plan, in the event of a change of control of the Company, if a successor corporation does not agree to assume an unvested PSU award or substitute for the PSU award with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU award will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU award is less than one year prior to the date of the change of control of the Company and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Performance-Based Free Share Plan), an unvested PSU will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Performance-Based Free Share Plan), our board of directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan.
If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the Amended and Restated 2015 Performance-Based Free Share Plan, if any, will terminate effective as of the date that such an employee is no longer actively employed.
Estimated Payments and Benefits
The following table estimates the potential amounts payable to our named executive officers in connection with certain terminations of their employment or a change of control of the Company, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2016. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL
	Termination Without Cause					Termination Without Cause or Resignation by the Executive With Change of Control
Name(1)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(2)	Non-Compete Payments ($)(3)	Continued Insurance Coverage ($)(4)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(5)	Non-Compete Payments ($)(3)	Continued Insurance Coverage ($)(4)	Total ($)
Jean-Baptiste Rudelle	—	—	372,064	—	372,064	—	4,325,818	372,064	—	4,697,882
Eric Eichmann	1,100,000	1,745,351	—	47,176	2,892,527	1,100,000	2,611,756	—	47,176	3,758,933
Benoit Fouilland	—	—	110,672	—	110,672	586,897	1,439,217	110,672	—	2,136,786

_________

(1)	Mr. Niccoli is not included in the table, as he resigned from the Company effective as of December 31, 2016. See “– Individual Agreements – Mr. Niccoli” above.

(2)
The value shown includes the value of equity awards held by Mr. Eichmann that would become vested upon termination without cause. The value of stock options is based on the excess of $41.08, the closing price of an ADS on December 30, 2016, over the exercise price of such options, multiplied by the number of unvested stock options held by Mr. Eichmann that would become vested upon termination without cause. The exchange rate used to convert the exercise price of the options from euros into U.S. dollars is 1.10683.

(3)	Assumes we did not elect to waive the competitive restrictions in the relevant non-compete clause.

(4)	Amount shown is an estimate based on the monthly cost of life and disability insurance and health insurance coverage as of the end of 2016.

(5)
The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options and employee warrants, to the extent applicable, is based on the excess of $41.08, the closing price of an ADS on December 30, 2016, over the exercise price of such options or warrants, multiplied by the number of unvested stock options or warrants held by the executive that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options or warrants from euros into U.S. dollars is 1.10683. The amount shown represents the value of the equity awards that would vest upon a change of control under the additional assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the “Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans” narrative.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Management Report.

Ladies and Gentlemen,

In accordance with the law and the articles of incorporation, Criteo has called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2016.
Criteo presents you with the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2016 and ended December 31, 2016, and we submit the annual and consolidated financial statements for your approval.
We also propose to proceed with the net income allocation for the fiscal year ended December 31, 2016 and the examination of the agreements covered by Articles L. 225-38 et seq. of the French Commercial Code.
Please note that the statutory auditors' reports and the board of directors' reports, which will be presented to you during the meeting, and the annual and consolidated financial statements, which have been prepared in accordance with the French and IFRS standards following group principles and methodology, have been made available at the registered office for your consultation, in accordance with applicable law.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

I.	Presentation of the Criteo Group and Criteo S.A. operations

A.	Group’s operations during the latest financial year
Founded in 2005, Criteo S.A. (the “Company” and, along with its subsidiaries the “Group”), is a technology company specialized in digital performance marketing. Criteo enables its advertiser clients to generate sales by means of targeted and customized advertising banners. Criteo uses internal predictive algorithms that, by being associated with the knowledge of users’ shopping intentions and habits, enable it to display relevant customized advertising banners. These are delivered and assessed in real time on any device (PC, tablet, or mobile phone).

B.	Activity of subsidiaries and controlled companies
The following table presents the results of the Company’s subsidiaries for the fiscal year ended December 31, 2016.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

	% of ownership	Revenue (€)	Net income/loss (€)
Criteo France S.A.S. (France)	100%	149.220.919	7,563,701
Criteo Ltd (UK)	100%	97.895.462	2.554.715
Criteo GmbH (Germany)	100%	155.477.285	6.345.781
Criteo B.V. (Netherlands)	100%	44.659.344	2.919.249
Criteo Corp. (USA)	100%	586.153.044	9.104.053
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	100%	62.057.648	4.726.839
Criteo Australia Pty Ltd (Australia)	100%	25.881.575	(-) 1.243.110
Criteo K.K. (Japan)	66%	253.393.188	13.784.177
Criteo Srl (Italy)	100%	33.520.167	3.087.881
Criteo Singapore PTE. LTD. (Singapore)	100%	51.798.340	(-) 5.405.297
Criteo LLC (Russia)	100%	21.457.744	740.227
Criteo España, S.L. (Spain - Madrid)	100%	28.692.685	1.864.906
Criteo Europa MM, S.L. (Spain - Barcelona)	100%	0	553.461
	% of ownership	Revenue (€)	Net income/loss (€)
Criteo MEA FZ – LLC (Dubai)	100%	16.855.284	1.085.781
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	100%	13.748.237	849.806
Criteo Canada Corp. (Canada)	100%	17.286.922	228.519
Criteo India Private Limited (India)	99.90%	3.918.001	88.084
Criteo Finance S.A.S. (France)	100%	0	(-) 37
Criteo SA Frankrike filial Norden (Sweden)	branch	34.653.750	1.685.646
Criteo Societe Anonyme, Korea Branch (South Korea)	branch	28.147.235	1.354.383
HookLogic Inc. (USA)	100%	35.950.000	4.085.000
HookLogic Ltd. (UK)	100%	6.341.000	953.000
Hooklogic Brazil Soluçoes EMTecnologia Ltda (Brazil)	100%	300.000	(-)18.000

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

II.	Financial information and consolidated results of the Group and Criteo S.A.

A.	The Group’s consolidated results
The consolidated financial statements for the financial year that ended on December 31, 2016 have been prepared in compliance with the International Financial Reporting Standards (IFRS) as adopted by the European Union. The main accounting methods, as well as the key accounting estimates and assessments are detailed in note 3 of the notes to the financial statements for the year ended December 31, 2016.
The scope of the Group’s consolidation as of December 31, 2016 is also detailed in the notes to the consolidated financial statements.

Consolidated income statement
Revenues of the Group for the 2016 financial year were €1,627.3 million, an increase of 36.4% compared to 2015.
Operating lease charges connected to offices were €14.2 million, €21.3 million and €29.0 million for the financial years 2014, 2015 and 2016, respectively.
Data center hosting costs were €18.7 million, €27.4 million and €37.9 million for the financial years 2014, 2015 and 2016, respectively.
Operational income was €109.6 million and the net consolidated income was €79.2 million.
The financial income was a loss for €0.5 million, resulting from both

•
interests on loans following the drawing of $75.0 million (€68.3 million) on the revolving credit facility entered into in September 2015 for the purpose of funding the HookLogic Inc. acquisition in November 2016 and the net negative impact of the currency exchange revaluations, and

•	the related hedging recorded in the first quarter, which were partially offset by currency exchange gains made on hedging of the consideration paid for the acquisition of HookLogic Inc.
Tax expenses were €30.0 million. This was mainly the result of €39.0 million in current taxes offset by deferred taxes for €9.0 million. The main elements of the Group's taxes are presented in note 11 of the notes to the consolidated accounts.
The consolidated net profit attributable to Criteo S.A. shareholders is a profit of €74.6 million, an increase of 37.4% compared to 2015; the minority interests’ share is €4.6 million.

Consolidated balance sheet
The total amount of the consolidated balance sheet was €1,149.1 million at the end of 2016 and was comprised of:

-	Non-current assets were €444.4 million, including €415.5 million in fixed assets.

-	Current assets were €704.7 million, primarily comprised of external accounts receivable of €448.3 million and cash in the amount of €256.4 million.

-	Group equity was €570.3 million, including the Group’s profit for the period of €74.6 million.

-	Current liabilities were €492.2 million and were mainly comprised of payables to external suppliers in the amount of €347.0 million.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Consolidated cash position and funding
Cash and cash equivalents include liquid assets and investment accounts. These elements classified under cash are used to fund the Group's operations.
As of December 31, 2016, the Group’s cash and cash equivalents were €256.4 million.
The Group had no bank overdraft as of December 31, 2016.
The main elements and changes in cash and cash equivalents are shown in note 19 of the notes to the consolidated financial statements.
Since 2012, we have taken several loans from financial institutions in order to fund tangible assets (equipment, in particular). In September 2015, we also entered into a renewable multi-currency line of credit up to €250 million or the equivalent amount in other currencies to fund the Group's general requirements, including external growth operations.
As of December 31, 2016, the amount of the Group’s financial debt was €81.2 million, after drawing $75.0 million (€68.3 million) from the multi-currency line of credit entered into in September 2015. The breakdown of this debt into current and non-current financial liabilities is shown in note 23 of the notes to the consolidated financial statements.
As mentioned in note 23 of the notes to the consolidated financial statements, the Group is party to three revolving credit facilities (RCFs) including one with BPI France, which allows the Company to draw up to €1.0 million, one with HSBC which allows the Company to draw up to RMB40.0 million (€5.5 million), and one with a syndicate of banks which allows the Company to draw up to €250.0 million. As of December 31, 2016, €0.1 million, RMB30.0 million (€4.1 million), and €71.1 million had been drawn, respectively.
All of these credit facilities are unsecured and contain customary events of default but do not contain any affirmative, financial or negative covenants, with the exception of the €250.0 million RCF which contains covenants, including compliance with a total net debt to adjusted EBITDA ratio and restrictions on incurring additional indebtedness. At December 31, 2016, Criteo was in compliance with the required leverage ratio.
The Group is also party to short-term credit lines and overdraft facilities with HSBC plc, and LCL. We are authorized to draw up to a maximum of €9.4 million in the aggregate under the short-term credit lines and overdraft facilities. As of December 31, 2016, we had not drawn on any of these facilities. Any loans or overdraft under these short-term facilities bear interest based on the one month EURIBOR rate or three month EURIBOR rate. As these facilities are exclusively short-term credit and overdraft facilities, our banks have the ability to terminate such facilities on short notice.
The table of detailed cash flows for the 2016 financial year is presented in the consolidated financial statements.

Off-balance sheet commitments
The Group’s off-balance sheet commitments are detailed in note 27 of the notes to the consolidated financial statements for the financial year ended December 31, 2016, and correspond to the future payment obligations relating to lease payments in the various subsidiaries.
Future minimal payments for property commitments, hosting and other non-cancellable commitments are presented below:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

In thousands of euros	under 1 year	1 to 5 years	over 5 years	Total
Property commitments
Future minimum payments as of December 31, 2016	31,525	92,631	47,007	171,163
Hosting commitments
Future minimum payments as of December 31, 2016	48,344	46,417		94,761
Other commitments
Future minimum payments as of December 31, 2016	3,982	4 660		8,642

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

A.	Criteo S.A. results
The annual financial statements for the financial year ended December 31, 2016, which we are submitting for your approval, including the balance sheet, the income statement, and the appendix, have been prepared in accordance with the French standards following group principles and methodology and in line with the presentation rules and appraisal methods provided by current regulations.

Income statement
During the financial year that ended on December 31, 2016, the Company generated net revenues of €70.2 million  compared to €53.8 million in the previous financial year.
Our other operating incomes amounted to €336.8 million compared to €257.3 million in the previous financial year.
Our operating charges amounted to €351.8 million compared to €268.6 million in the previous financial year. The operating income was a gain of €60.5 million compared to a gain of €43.0 million  in the previous financial year.
Our financial proceeds and our financial charges amounted to €44.8 million and €49.2 million, respectively, compared to €46.9 million and €25.8 million for the previous financial year. This led to a financial loss of €4.4 million  compared with a €21.2 million profit for the 2015 financial year.
Consequently, the current profit before taxes amounted to €56.1 million  compared to current profit before taxes of €64.2 million in the previous financial year.
Extraordinary income was €0.2 million in 2016 compared to €0.8 million in 2015.
Extraordinary charges amounted to €0.2 million compared to €0.5 million  in the previous financial year.
The financial year that ended on December 31, 2016 ended with a profit of €55.3 million compared to €60.7 million  in the previous financial year.

Balance sheet
As of December 31, 2016, the Company’s total balance sheet was €817.8 million compared to €635.6 million in the previous financial year.
Net intangible fixed assets were €23.7 million compared to €17.2 million in the previous financial year.
Net tangible fixed assets were €37.3 million compared to €31.9 million in the previous financial year.
Financial fixed assets were €387.5 million compared to €100.4 million in the previous financial year.
Net current assets were €364.4 million compared to €481.1 million  in the previous financial year.
As of December 31, 2016, the share capital was €1.6 million compared to €1.6 million in the previous financial year, and additional paid-in capital was €283.6 million compared to €263.9 million in the previous financial year.
Liabilities were €316.3 million for the year-ended December 31, 2016 compared to €219.8 million in the 2015 financial year, and were comprised of the following:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

-	loans and various financial debts(1) €148.0 million

-	accounts payable to suppliers and related accounts €43.3 million

-	accounts payable for taxes and social security €37.0 million

-	accounts payable for fixed assets and related accounts €5.8 million

-	accounts payable to financial institutions €74.6 million

-	other accounts payable €7.6 million
(1) comprised mainly of intra-company accounts payable for €147.5 million, partially offset by intra-company accounts receivable for €69.0 million.

B.	Group’s and Company’s results over the past five years:
The tables referred to in Article R. 225-102 of the French Commercial Code are attached to this report as Appendix A-1 and A-2, showing the Group's and the Company's results over the past five years.

III.	Significant events

A.	At Group level
Already present in 19 countries, Criteo has continued its international expansion in 2016.
In 2016, the Group continued to provide digital performance marketing, primarily with based on a cost per click pricing model. Continued efforts to develop its technology through investments in research and development, has enabled the Group to maintain its leading position in its industry.

Acquisition of HookLogic, Inc.
On November 9, 2016, Criteo completed the acquisition of all of the outstanding shares of HookLogic, Inc. The total consideration paid was €226.9 million ($250.1 million). The acquisition was financed by (i) €68.3 million ($75.0 million) drawn on the RCF entered into in September 2015 and (ii) €158.6 million ($175.1 million) financed by available cash resources. The purchase price allocation is in progress, a preliminary valuation of the fair value of HookLogic, Inc.’s assets acquired and liabilities assumed has been performed as of December 31, 2016. Provisional goodwill amounted to €156.8 million ($165.3 million). Once this valuation analysis is finalized, the estimate of the fair value of the assets acquired and liabilities assumed may be adjusted. In addition, acquisition costs amounting to €2.0 million ($2.2 million) were fully expensed as incurred.

Opening of Criteo India Pvt Ltd (India)
This subsidiary is 100% owned and controlled by the Group. Although being immaterial to the Group financial statements, this subsidiary has been consolidated.

Opening of Criteo Finance S.A.S (France)
This subsidiary is 100% owned and controlled by the Group. Although being immaterial to the Group financial statements, this subsidiary has been consolidated. The purpose of this subsidiary is to improve customer service by centralizing customer invoicing and related payment processing as well as enabling the implementation of centralized cash management, including cash and currency risk management.

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B.	At the Criteo S.A. level
Acquisition of Monsieur Drive S.A.S. shares
On May 31, 2016, Criteo acquired all of the outstanding shares of Monsieur Drive S.A.S. ("Monsieur Drive"), a Paris-based company offering advertising products for the consumer packaged goods vertical. The total consideration paid was $5.1 million (€4.6 million) for the acquisition of the shares, financed by available cash resources at the acquisition date.

Criteo S.A. financing
On October 20, 2016, a drawdown of $75.0 million (€68.3 million) was made on the €250 million RCF entered into on September 24, 2015, for the purpose of financing the acquisition of HookLogic, Inc.

Criteo Advertising (Beijing) Co. Ltd financing
In October 2014, a rRCF was taken out with HSBC to finance the development of our Chinese subsidiary in an amount of RMB15.0 million. In May 2015, this amount was increased to RMB40.0 million. In December 2016, this loan was subject to a RMB30.0 million (€4.1 million) drawdown.

Acquisition of significant stakes, takeovers or dispositions of companies registered in France
In accordance with the provisions of Article L. 233-6 of the French Commercial Code, the Company did not acquire any holdings in the 2016 financial year other than those mentioned in paragraph 3, nor did it transfer any holdings.

IV.	Subsequent Events
The Company evaluated subsequent events that occurred after December 31, 2016 through the date of issuance of the financial statements and determined that there are no significant events that require adjustments or disclosure in such financial statements.

V.	Main risks and uncertainties
The Group’s growth, especially internationally, presents challenges that are specific to each country, in particular in recruiting, R&D and development of new products.
The Group's competitors come in all sizes, from large international companies to small agencies operating in the local or regional markets.
The increase in competitive pressure could negatively affect the Group's revenues or financial results.
The economic situation can also influence the Group's activity as well as laws, regulations and trade practices.
The targeted online advertising sector in which the Group operates can experience difficulties related to the economy entering a recession or to changes in advertisers' investments.
Governments, regulatory authorities and consumer associations regularly contemplate prohibiting or restricting advertising of certain products and services or even regulating certain activities which could have an impact on the Group.
Privacy and data protection laws play a significant role in the Group’s business. The regulatory environment for the collection and use of consumer data by advertising networks, advertisers and publishers is very unsettled in the United States, Europe and elsewhere. The United States and foreign governments have enacted, considered or are considering legislation or regulations that could significantly restrict industry

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

participants’ ability to collect, augment, analyze, use and share non-identifying data, such as by regulating the level of consumer notice and consent required before a company can utilize cookies or other tracking technologies.
A substantial portion of the Group's revenue comes from major clients. One or more of these main clients may in the future decide to decrease their investments or even to withdraw them without having to give a reason for this. A substantial reduction in the advertising and communication expenses of the largest advertisers, or even the loss of some of their budgets, could have a negative effect on the Group's activity and financial results.
The Group's activity is highly dependent on its directors and employees. The sector in which Criteo operates is characterized by the considerable mobility of its professionals. If the Group should lose the support of some directors and employees, this could harm its activities and its financial results. Success also very largely depends on the talent and skills of the R&D and sales teams, as well as the quality of the relationships that they maintain with the clients. If the Group is no longer able to attract or to retain new valuable employees, or if it is no longer able to retain and motivate these key employees, the Group's prospects, activities and financial results could be affected by it.
Expansion through the partial or total acquisition of companies can present risks. One aspect of the Group's strategy is to expand its range of services. The identification of potential acquisition targets can be difficult and no risk assessment procedure is perfect. In addition, companies are not always acquired under the same conditions as anticipated. The subsequent merger can be challenging and may not always deliver all expected synergies and other advantages. Such aspects could have a negative impact on the Group's results.
The Group is also exposed to a certain number of risks in emerging markets. Thus, the Group develops activities in various emerging countries. The risks related to the activity in these countries can in particular include late payment of invoices, nationalization, social, political and economic instability, greater foreign exchange risk and restrictions on repatriation of currencies. Risk mitigation by insurance or other means might not be possible. In addition, in some countries, applicable laws and regulations may be vague, arbitrary, contradictory, and applied inconsistently or retroactively. It is thus difficult to know at all times the specific provisions of these laws and regulations with certainty. Non-compliance, whether real or alleged, with the laws in force in these countries could negatively influence the prospects, activity, financial results and financial position of the Group.
Finally, currency exchange rate fluctuations may be material for the Group’s companies given its international expansion.

VI.	Research and development activities

A.	Main investments in 2016
The Group invested €68.7 million in tangible assets. The increase in tangible assets mainly relates to the acquisition of servers by the Group’s French, American and Japanese subsidiaries, where the Group's data centers are located, and to the build-out of new premises in the United States and in Singapore.

B.	R&D activities
The Group’s research and development efforts were accelerated to improve the performance of its digital marketing products and to preserve the technological lead that is the Group’s strength in this market to sustain its growth. The efforts were based on the development of new algorithms, especially with respect to:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

-	optimization of the conversion rate on sales.

-	optimization of the basket value during a conversion.
The Group thus continued to largely invest in research and development through the recruitment of engineers to maintain its technological lead. The Group's workforce exclusively dedicated to the research and development activities was 508 employees at the end of 2016 (or 22% of the Group's work force), of which 428 are employed by Criteo S.A.
Moreover, the acquisition of HookLogic Inc. and its specialized customer targeting technology for advertisers via a network of e-trader and travel agency members of its advertising market, creates new opportunities for the Group.

VII.	Foreseeable changes and outlook
We are pursuing our goal of increasing our international presence and recognition.

VIII.	Net income allocation

A.	Company net income allocation
We propose to allocate the €55,308,222 profit for the year ended December 31, 2016, as follows:

-	€3,769 to the legal reserve, which will therefore bring it to the legally required level,

-	and the remainder of €55,304,543 to retained earnings.

B.	Non-deductible tax expenses
Pursuant to Article 223 quater of the French General Tax Code, please note the absence of any sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of such Code.

IX.	Company’s share capital

A.	Employee share ownership
As of the last day of the fiscal year, no registered shares were held directly by employees or officers (dirigeants) pursuant to Article L. 225-197 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)). Free shares granted by the board of directors during the 2015 fiscal year remain subject to a vesting period.
Free shares granted by the board of directors during the 2016 fiscal year also remain subject to a vesting period.
Stock options
In accordance with the provisions of Article L. 225-184 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L. 225-177 to L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares.

Free shares (or Restricted Stock Units (RSUs)
In accordance with the provisions of Article L. 225-197-4 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L.

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225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares or Restricted Stock Units (RSUs).

Non-employee warrants (BSAs)
During the previous fiscal year, the board of directors used the authorizations that it was granted by the Combined General Meetings of June 23, 2015 and June 29, 2016.
The supplementary reports of the board of directors and of the statutory auditors, prepared at the time the BSAs were issued, have been made available to you and will also be made available to you at the Shareholders’ Meeting called to approve the financial statements for the most recent fiscal year.
In accordance with Article L. 225-211 of the French Commercial Code, the Company did not carry out any transactions involving its own shares.

B.	Report on authorizations to increase the Company’s share capital
In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table in Appendix B summarizes the delegations of authority and powers granted by the General Shareholders’ meeting to the board of directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129-2 of said Code.

C.	Information on dividends paid
In accordance with applicable law, the Company has not paid out any dividends for the past three fiscal years.

X.	Information about corporate officers

A.	List of mandates held by corporate officers
In accordance with the provisions of Article L. 225-102-1 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in any company during the 2016 fiscal year:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Names	Positions	Other mandates
Jean-Baptiste Rudelle	Chairman of the board of directors
Criteo Advertising (Beijing) Co., Ltd., Director (until February 11, 2016)
Criteo BV, sole Director (until July 12, 2016)
Criteo Corp., Chief Executive Officer, Chairman (from September 8, 2016) and sole Director
Criteo Espana S.L., Director
Criteo Europa MM S.L., Director
Criteo France SAS, Chief Executive Officer (until March 3, 2016)
Criteo GmbH, General Manager (until March 22, 2016)
Criteo KK, Director
Criteo SA Frankrike Filial Norden, General Manager (until March 18, 2016)
Criteo Singapore Private Ltd., Director (until March 23, 2016)
Criteo Société Anonyme Korea branch, Director
Criteo Srl, sole Director (until March 1, 2016)
Palto SAS, Chief Executive Officer
SmartReb LLC, Chairman
The Gallion Project (non-profit organization), Chairman

Eric Eichmann	Chief Executive Officer and Director[1]
Criteo Canada Corp., Director and Chairman (until January 15, 2016)
Criteo Corp., Chairman (until September 8, 2016)
Criteo Espana S.L., Director
Criteo Europa MM S.L., Director
Criteo LTD, Director (until March 1, 2016)
Criteo MEA FZ - LLC, Director (until May 2, 2016)

1 Mr. Eric Eichmann was appointed as Director at the Annual Shareholders' General meeting of June 29, 2016

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Names	Positions	Other mandates
Dominique Vidal[2]	Director
Alkemics, non-executive Director
Citymapper, non-executive Director
Comuto SA (Blablacar), permanent representative of a Director (PromoTwo S.à.r.l)
DoubleDutch Inc., Censor
I-Graal SAS, non-executive Director
Kayrros SAS, non-executive Director
Lifealike Limited (Onefinestay), non-executive Director
Metapack Ltd, non-executive Director
Movinga, Observer
Navabi GmbH, non-executive Director
Outbrain, non-executive Director
Peoplevox Ltd, non-executive Director
Qapa SA, non-executive Director
Squarespace Inc., non-executive Director

Hubert Dubosc de Pesquidoux	Director	Premiere Global Services, Inc. , Executive Chairman Radisys, Director Rimor LLC (US LLC), Manager Sequans Communications, Director Transaction Network Services, Director Xura, Inc., Executive Chairman
James Warner	Director	Healthline Networks, Inc., Director (until January, 2016) Invision, Inc., Director (until July, 2016) Merkle, Inc., Director (until August, 2016) Talix, Inc., Director Zoom, Inc., Director
Dana L. Evan	Director	Box, Inc., Director Everyday Health, Inc., Director Farfetch, Director Linden Labs, Director Proofpoint, Inc., Director Survey Monkey, Inc., Director Tune, Inc., Director
2 Mr. Dominique Vidal resigned from his duties as director on December 15, 2016 effective as of December 31, 2016.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Names	Positions	Other mandates
Sharon Fox Spielman	Director	Melissa & Doug, LLC, Chief Marketing Officer
Romain Niccoli	Deputy Chief Executive Officer	Gorak Invest SAS, Chief Executive Officer New R SAS, member of the Supervisory Board
Benoît Fouilland	Deputy Chief Executive Officer
Criteo Advertising (Beijing) Co., Ltd., Director
Criteo Australia Pty Ltd., Director (until July 12, 2016)
Criteo Canada Corp., Chairman (from January 15, 2016), Director and Treasurer
Criteo Corp, Treasurer
Criteo Espana S.L., Director
Criteo Europa MM S.L., Director
Criteo France SAS, Chairman (from March 3, 2016)
Criteo GmbH, General Manager
Criteo India Private Limited, Director (from May 18, 2016)
Criteo LLC, Director
Criteo LTD., Director
Criteo MEA FZ - LLC, Director (until May 2, 2016)
HookLogic, Inc., Director (from November 9, 2016)

3 Mr. Romain Niccoli, Deputy Chief Executive Officer, resigned from the office of Deputy Chief Executive Officer on October 27, 2016, effective as of December 31, 2016.

4 Mr. Benoît Fouilland, Deputy Chief Executive Officer, was appointed as Director of TBL Holdings, Inc. on September 29, 2016 and became Director of HookLogic, Inc. as from the merger of TBL Holdings, Inc. into HookLogic, Inc. on November 9, 2016.

Mr. Edmond Mesrobian was co-opted as a Director of the Company, effective as of February 27, 2017 for Mr. Vidal's remaining term of office, or until the Ordinary General Shareholders' meeting called to approve the financial statements for the fiscal year ending December 31, 2017.
Pursuant to Articles L. 225-185 paragraph 4 and L.225-197-1, II paragraph. 4 of the French Commercial Code, the board of directors has set at 10% the percentage of (i) shares resulting from the exercise of stock options and (ii) free shares (RSUs) granted by the Board of Directors, which shall be kept in registered form by the corporate officers under such an obligation (i.e., Chairman of the Board, Chief Executive Officer and Deputy Chief Executive Officer(s)) until the termination of their office.

B.	Company’s general governance
During its meeting of December 17, 2015, the board of directors decided to separate the duties of the Chairman of the board of directors and of the Chief Executive Officer (directeur général), effective as of January 1, 2016.
Mr. Jean-Baptiste Rudelle assumed the position of Chairman of the Board.
The Company's general governance is assumed by Mr. Eric Eichmann in his capacity as Chief Executive Officer (directeur général). He was assisted in his duties by two Deputy Chief Executive Officers (directeurs généraux délégués), Mr. Romain Niccoli and Mr. Benoît Fouilland.

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Mr. Romain Niccoli, Deputy Chief Executive Officer, resigned from his duties as Deputy Chief Executive Officers on October 27, 2016, effective as of December 31, 2016.

C.	Board fees
The amount of Director’s fees to the Company’s directors accounted for in 2016 was €1.8 million.

XI.	Compensation to Corporate Officers
The compensation paid to Corporate Officers per category is not provided as this would allow identification of the situation of a specific member of the management bodies.

XII.	Employees

A.	Allocation of Group employees
As of December 31, 2016, the Group had a total of 2,312 employees. The headcount by geography is as follows:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Entity	Employees
Criteo S.A. (France)	769
Criteo Ltd (U.K)	130
Criteo Corp. (USA)	516
Criteo France S.A.S. (France)	82
Criteo GmbH (Germany)	81
Criteo Societe Anonyme, Korea Branch (South Korea)	36
Criteo SA Frankrike filial Norden (Sweden)	15
Entity	Employees
Criteo B.V. (Netherlands)	19
Criteo K.K. (Japan)	116
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	75
Criteo Australia Pty Ltd (Australia)	7
Criteo Srl (Italy)	28
Criteo Advertising (Beijing) Co., Ltd. (China)	45
Criteo Singapore PTE. LTD. (Singapore)	79
Criteo LLC (Russia)	36
Criteo España, S.L. (Spain - Madrid)	22
Criteo Europa MM, S.L. (Spain - Barcelona)	216
Criteo MEA FZ – LLC (Dubai)	19
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	11
Criteo Canada Corp. (Canada)	2
Criteo India Private Limited (India)	8
TOTAL	2,312

B.	Profit sharing
As of the last day of the fiscal year, the profit sharing of the Company including liabilities to officers (dirigeants), calculated in accordance with Article L. 225-102 of the French Commercial Code, was nil (€0).

C.	Corporate, environmental and social responsibility

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The report on corporate, environmental and social responsibility (CSR) presented in Appendix C was prepared mainly to comply with the French “Grenelle II” law and related decrees. This document is part of the management report. A report from an independent expert relating to this CSR report will be transmitted to the General Shareholders’ meeting concurrently with the management report.

XIII.	Information on payment terms
In accordance with Article L. 441-6-1 of the French Commercial Code, the table below presents the trade payables balances by due date as of the closing date of the past two fiscal years:

Due date	December 31, 2016 (Euros)	December 31, 2015 (Euros)
Not received	19,922,072	11,913,440
Not yet due	21,737,046	10,174,607
Less than 30 days	1,564,821	6,618,365
30 to 60 days	58,748	(-) 184,077
60 to 90 days	14,541	25,019
More than 90 days	0	138,133

XIV.	Related parties transactions (Article L. 225-38 of the French Commercial Code)
The related parties dedicated audit report, prepared in accordance with Article L. 225-38 of the French Commercial Code, has been made available to you.
Moreover, in accordance with the provisions of Ordinance 2014-863 of July 31, 2014, during the 2016 fiscal year, no such transaction was entered into, directly or through an intermediary, between an officer (dirigeant) or a significant shareholder of the Company and a subsidiary of the Company, within the meaning of this Ordinance.

The Board of Directors

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Appendix A-1 – The Company’s Financial Results for the Past Five Years

2012	2013	2014	2015	2016
Year-end capital					
Company capital	1 178 075	1 421 402	1 522 567	1 561 772	1 599 456
Number of ordinary shares	31 923 663	56 856 070	60 902 695	62 470 881	63 978 204
Number of shares with priority dividends					
Maximum number of shares to create:					
- by converting bonds					
- by subscription rights					
Operations and results					
Sales revenue (excluding taxes)	12 215 850	25 572 694	37 885 365	53 801 577	70 227 477
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	31 247 765	17 313 415	34 398 184	76 693 434	81 738 921
Tax on profits	1 560 406	-475 173	489 662	3 265 280	-278 949
Profit-sharing with employees	505 201	404 842	490 348	499 354	1 082 181
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	26 780 499	8 762 570	23 021 307	60 721 469	55 308 222
Distributed earnings					
Earnings per share					
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	0,91	0,31	0,56	1,23	1,28
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	0,84	0,15	0,38	0,97	0,86
Dividends paid					
Personnel					
Average number of employees	206	308	463	634	710
Amount of payroll	15 424 017	24 564 582	34 136 230	46 844 814	60 831 986
Amount paid out in company benefits (Soc. Sec. Works)	7 332 201	11 857 594	18 864 707	25 536 624	37 947 935

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Appendix A-2 –Five Year Group Financial Performance Summary

Summary of consolidated revenue and net income (loss)

	2012	2013	2014	2015	2016
Revenue	€271.9M	€444.0M	€745.1M	€1,193.4M	€1,627.3M
Net income (loss), group share	€1.0 M	€1.1M	€34.4M	€54.3	€74.6M

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Appendix B – Table of authorizations granted to the board of directors with respect to capital increases

Authorizations granted by the Combined General Meeting (“CGM”) on June 18, 2014
Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2016
CGM of 06.18.2014 (sixteenth resolution)	Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.18.2017 (38 months as from the CGM) Delegation expired on June 29, 2016, a new delegation for the same purpose was granted.	The board of directors used this authorization during its Meeting of June 28, 2016.
Authorizations granted by the CGM of June 23, 2015
CGM on 06.23.2015 (ninth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, while removing shareholders’ preferential subscription right, for the benefit of a category of persons who meet specific predetermined criteria, within the limits of a nominal overall amount of €384,877.495.
		12.23.2016 (18 months as from the CGM) Delegation expired on June 29, 2016, a new delegation for the same purpose was granted.	The board of directors did not use this authorization during the past fiscal year.

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CGM on 06.23.2015 (tenth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or of any securities giving access to the share capital with removal of the shareholders’ preferential subscription right and carrying out a public offering.
		08.23.2017 (26 months as from the CGM) Delegation expired on June 29, 2016, a new delegation was granted for the same purpose.	The board of directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (eleventh resolution)
Delegation of authority to be granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.
		08.23.2017 (26 months as from the CGM) Delegation expired on June 29, 2016, a new delegation was granted for the same purpose.	The board of directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (thirteenth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other funds, within the limit of a nominal amount of €1,539,509.975.
		08.23.2017 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM on 06.23.2015 (fifteenth resolution)	Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	12.23.2016 (18 months as from the CGM) Delegation expired on June 29, 2016, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting on April 20, 2016 (see Additional Report of the board of directors and statutory auditors).
Authorizations granted by the CGM of October 23, 2015

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CGM on 10.23.2015 (first resolution)	Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	12.23.2018 (38 months as from the CGM) Delegation expired on June 29, 2016, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meetings held on February 25, 2016, April 20, 2016, and June 28, 2016 (see Special Report of the Board of Directors).
CGM on 10.23.2015 (second resolution)	Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	12.23.2018 (38 months as from the CGM) Delegation expired on June 29, 2016, a new delegation for the same purpose was granted.	The board of directors used this authorization during its meeting held on February 25, 2016 (see Special Report of the board of directors).
Authorizations granted by the CGM of June 29, 2016
CGM of 06.29.2016 (twenty-third) resolution)	Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).	08.29.2019 (38 months as from the CGM)	The board of directors used this authorization during its meeting held on July 28, 2016 (see Special Report of the board of directors).
CGM of 06.29.2016 (twenty-fourth resolution)	Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.	08.29.2019 (38 months as from the CGM)	The board of directors used this authorization during its meetings held on July 28, 2016, October 27, 2016, and November 9, 2016 (see Special Report of the board of directors).

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CGM of 06.29.2016 (twenty-fifth resolution)	Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.	08.29.2019 (38 months as from the CGM)	The board of directors used this authorization during its meeting held on July 28, 2016 (see Special Report of the board of directors).
CGM of 06.29.2016 (twenty-sixth resolution)	Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.	12.29.2017 (18 months as from the CGM)	The board of directors used this authorization during its meeting on October 27, 2016 (see Additional Report of the board of directors and Auditors).
CGM of 06.29.2016 (twenty-ninth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders' preferential subscription right to the benefit of a determined category of persons who meet certain criteria.
		12.29.2017 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirtieth resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or of any securities giving access to the share capital with removal of the shareholders’ preferential subscription right and carrying out a public offering.
		08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-first resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital by way of issuing of ordinary shares or any securities giving access to the share capital with removal of the shareholders’ preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.
		08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-second resolution)
Delegation of authority to be granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights.
		08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

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CGM of 06.29.2016 (thirty-third resolution)
Delegation of authority to be granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.
	08.29.2018 (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.29.2016 (thirty-fifth resolution)
Delegation granted to the board of directors in order to increase the share capital by issuing shares and securities giving access to the Company's share capital to employees who have joined a company savings plan.
	12.29.2017 (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

Appendix C: Corporate Social Responsibility Report

I.MESSAGE FROM THE CEO
“We are proud to publish a Corporate Social Responsibility report for the first time this year. We will continue to improve efforts on this front in the coming months and years.
I’m proud to say that the concept of ‘giving back’ has always been a part of our company’s culture and every year we look to find local initiatives close to our office locations to spend our time, money and energy. As our business grows, so will our support.”
Eric Eichmann, CEO, Criteo
II.Introduction
People at Criteo believe that their activities have an impact on society, the environment and the company’s employees. Criteo aims to foster economic growth while reducing its impact by identifying potential risks and taking concrete action.
This report provides an overview of Criteo’s CSR policy and initiatives, including those specified in article R. 225-102-1 of the French Commercial Code. The following chapter presents Criteo’s labor, social and environmental impact as well as measures to strengthen its sustainable development commitment.
The reporting period covers January 1, 2016 through December 31, 2016. As the company comprises a large number of offices and legal entities and collecting exhaustive and reliable information (such as waste volumes and electricity and water consumption) for smaller offices may be difficult, Criteo has opted to limit the scope of the quantitative information enclosed in this CSR report to its largest offices, i.e. those with data center infrastructure that account for most of its ecological footprint. The related coverage rate is provided.
For subsequent financial years, Criteo will use the experience gained in preparing this report and contributors’ feedback to gradually extend the reporting scope until it matches Criteo’s consolidated financial scope. The information presented hereafter was provided by various departments or based on data provided by them or external third parties. A methodological note is provided at the end of the report.

III.Criteo’s Business model
Criteo is a global technology company specializing in digital performance marketing. It strives to deliver post-click sales at scale to advertisers, across multiple digital marketing channels and according to the client's targeted return on investment. It uses its proprietary machine-learning algorithms, coupled with large volumes of granular shopping intent data and deep insight into consumer intent and purchasing habits, to price and deliver, in real time, highly relevant and personalized digital performance advertisements to consumers. By measuring the value it delivers on a post-click sales basis, it makes the return on investment transparent and easy to measure for its advertiser clients.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

IV.Corporate social responsibility @Criteo

IV. A)	Investing in headcount and talent initiatives
Criteo operates in all corners of the globe and has offices across the Americas, EMEA and Asia-Pacific.
The company’s rapid growth is spurring Criteo on to invest in smart and talented people. Consequently, Criteo has implemented an ambitious talent acquisition policy. To support the rapidly developing team, Criteo has created a strong corporate culture favoring the personal and intellectual development of its diverse workforce of over 2,000 employees, 72% of whom are under 34 years old.

A.    Headcount
As at December 31, 2016, Criteo boasted 2,321 employees globally, compared with 1,852 at the end of December 2015, a 25% increase.
The labour figures presented in this Corporate Social Responsibility (CSR) chapter only refer to Criteo’s largest global legal entities, i.e. those with data center infrastructure. As at December 31, 2016, the entities included in the CSR scope accounted for 87.9% of Criteo’s total headcount, i.e. 2,043 employees.

Company/Location	Women	Men
Criteo Ad. (Beijing) Co.	25	20
Beijing	23	20
Shanghai	2	0
Criteo Corp.	204	312
Boston	96	128
Chicago	4	5
Los Angeles	9	17
Miami	3	13
New York	65	73
Palo Alto High	6	10
Palo Alto Uni	11	45
San Francisco	10	21
Criteo Europa MM SL	94	122
Barcelona	94	122
Criteo France S.A.S.	33	50
Paris	33	50

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

Company/Location	Women	Men
Criteo GmbH	36	48
Munich	36	48
CRITEO K.K.	49	68
Osaka	0	2
Tokyo	49	66
Criteo LTD	51	79
London	51	79
Criteo S.A.	200	573
Echirolles	2	20
Paris	198	553
Criteo Singapore PTE LTD	49	30
Singapore	49	30
Total	741	1,302

Young people account for the lion’s share of Criteo’s employees, which is to be expected in a high-tech company relying on people skilled in the latest trending technologies.

Workforce breakdown by age	2016
Less than 25	135
Between 25 and 29	711
Between 30 and 34	611
Between 35 and 39	334
Between 40 and 44	153
Between 45 and 49	62
50 or more	37
Total	2,043

As at December 31, 2016, 741 women have been employed, i.e. more than 36% of the total workforce of 2,043.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

B.    Recruitments and terminations
In 2016, although 416 employees left the company, there were 833 new joiners, resulting in a 26% increase in workforce (from 1,623 at end-2015 to 2,043 at end-2016).

Recruitments and terminations by quarter	Q1	Q2	Q3	Q4	TOTAL 2016
Recruitments	228	188	230	187	833
New position	163	142	163	145	613
Replacement	65	46	67	40	218
Other	0	0	0	2	2
Terminations	101	88	130	97	416
Employer’s initiative	24	24	28	19	95
Other	77	64	102	78	321

C.    Compensation and related changes
At the heart of Criteo’s compensation policy are three pillars: ensure external competitiveness to attract and retain top talent, maintain internal equity to promote fairness and finally, to motivate and recognize the great contribution of its employees. In order to do this, the Compensation Team annually drives a basic market analysis using survey data sources that reflect the varied industries represented at Criteo, namely, tech and software.
As part of this policy, all employees are eligible to a variable pay plan which aims to reward performance.
Criteo also provides company ownership opportunity to all employees through granting of equities (Stock Options/Restricted Stock Units) to all new hires. In addition, on an annual basis, retention grants are determined to reward top performers and key employees. In 2015 and 2016, annual base and variable salary compensation payouts for the legal entities included in this report were €77,628,749 and €101,748,545, respectively (for information, $149,940,196 and $194,278,294,1 respectively).

IV. B)	Talent development and retention
A.    Training
At Criteo, significant investment is made in team growth. Consequently, Criteo recognizes the importance of talent development. Employee and manager development is pivotal in ensuring sustainable performance and success as a high-growth global tech company.
In 2016, a new Learning&Development (L&D) team was established within the Human Resources (HR) department to foster professional development initiatives. Four main challenges are shaping Learning&Development strategy and policy:

___________________________________________________
1 Exchange rates are mentioned in the methodological note.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

-	Criteo’s fast-paced environment, which requires continuous adaptation to changes in markets, businesses and organizations and the development of effective solutions in a highly competitive market;

-	Growth hacking, which requires developing talents and team performance to keep up with innovative marketing through on-boarding and induction and strong initiatives to support managers and leaders;

-	Criteo’s global presence, which requires an inclusive approach for people across regions and organizations with diverse and multi-cultural profiles;

-	Criteo’s position as ad tech’s star performer and game changer, which requires that all talent is cutting edge.
Since 2015, Criteo has bolstered its learning and development efforts to tackle these challenges. The company has invested in teams that are dedicated to ensuring a positive learning experience for all Criteo employees, using bold, impactful, and effective learning content. The key players are:

-
Criteo’s Products and Solutions enablement team that collaborates with internal subject matter experts to deliver dozens of in-class or virtual class sessions on vertical market/industry products (overviews, refreshers, new product launch);

-	Criteo’s Training Managers who support growth (Mid-Market sales) and are seated with the business teams;

-	Criteo’s Global Learning&Management Development Director who shapes overall L&D strategy and leads global endeavors and flagship programs.
As demonstration of this investment, in 2016, Criteo spent $2,059,590 on training initiatives for the legal entities covered in this chapter.
In addition, Criteo has invested in new technologies to create a more compelling learning experience, ensuring inclusive reach on a global scale and putting valuable resources at the fingertips of all employees. These include a unique e-platform (referred to in-house as “The Learning Zone”) that grants employees access to a multitude of e-learning modules created in-house or integrated from third-party resources. The online resources are available to managers, staff and employees with specific job profiles or roles depending on the content (soft skills, managerial skills, financial fundamentals, language training, programming or data processing skills) and are accessible in up to eight languages. The Learning Zone makes it possible to create internal on-line content relating to systems and tools (such as HRIS and expense reports), Criteo Products and Solutions and onboarding (FlyCriteo Welcome On Board).
The Learning & Development team works closely with HR Business Partners, HR Directors and the Finance department in all regions company-wide to ensure that:

-	The level of training spending per employee is fair and consistent;

-	Training and development activities are aligned and prioritized with regard to business needs and Criteo strategy as well as people and team performance development;

-	The Career Path/Development framework (which is currently under construction) is effective.
Training and development at Criteo address a broad range of knowledge and skills as illustrated below:

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

Formal training development opportunities may be e-learning sessions prescribed to employees or available in the online catalogue. They may also take the form of in-class or virtual class sessions (instructor led), and address a broad range of knowledge and skills to meet the specific needs of all staff. On top of these “formal” training and development activities (in-class and virtual class sessions, e-learning, videos and coaching), Criteo also encourages and promotes “informal” training and development activities, such as collaborative or peer-to-peer learning and on-the-job training, which are also part of the company’s DNA.
In this chapter, the training presented encompasses face-to-face training sessions and on-line training for the entities represented in the scope of this work.
Face to face training sessions are either organized in-house or through attendance to public courses and the vast majority are organized with third-party facilitators/training firms. A few are organized with internal subject matter experts or trainers. Most of the numerous “Criteo Product” enablement sessions (virtual class or face to face sessions to disseminate knowledge on Criteo Products), or on-boarding for all employees (within Sales or R&D) are not taken into account because attendance for these cannot be confirmed.
For the scope of this report, only the training sessions that focus on improving on-the-job efficiency of employees is considered. Therefore, some trainings are voluntarily excluded from the scope (this includes training on health and safety, internal management tools), so as to only show a conservative value when representing Criteo’s investments in people development. Hence, within this defined scope, the total number of face to face training for the relevant legal entities for 2016 was 17,979.5 hours. This represents an average of 9.7 hours per employee (using average 2016 head count).
To obtain this figure, Criteo relied on the reports submitted by HR Business Partners across regions/countries and organizations who tracked all organized training sessions (topic, dates, duration, attendance, and provider/facilitator). In 2017, systematic tracking of attendance sheets (or equivalent training evidence) across entities is a clear priority and a “must”. Efforts have already been implemented to increase awareness of the importance of formal tracking of training initiatives. This will contribute to the continuous improvement of the reliability of the training figures and confirms Criteo’s strong investment in talent development.
For 2016, there was a total of 1,256 hours of on-line training. This training came from three sources:

-
Criteo Learning Management System (The Learning Zone): Extracted data relates to all “eligible” trainings, which are defined by those on-line modules related to Criteo Product enablement, a new CRM solution roll-out, and soft skills development. In addition, only those courses with a completion level of 100% were considered. This solution has been live since its launch in April/May 2016 (1,074 hours).

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

-
On-line language training platform report: Data was extracted from learner activities logs (182 hours). This was launched in the beginning of October 2016 (so far in Asia-Pacific and France for training in English, Chinese, Japanese and French).

-
Data science training platform report: Data was garnered from learner activities (courses, exercises). This solution was launched in June 2016, for a targeted audience of mainly Data Analyst and Scientist or Business Intelligence job.

At a glance, the overall training activities per Legal entities can be summarized as below:

	# training hours (instructor-led) in 2016	# Employees (Average HC 2016)	Average # training hours (instructor-led) per employee (average 2016)	Average # training hours (on-line, all) per employee (average 2016)
APAC	2,385.5	206	11.6	2.4
CRITEO Advertising	702	36	19.5	1.1
Criteo Singapore PTE LTD	942	58	16.2	2.9
CRITEO K.K.	741.5	112	6,6	2.5
AMERICAS	2,668	460	5.8	1.4
CRITEO Corp.	2,668	460	5.8	1.1
EMEA	12,926	1,195	10.8	0.7
Criteo Europa MM	3,660	186	19.7	1.1
CRITEO LTD	1,087	134	8.1	1.5
Criteo S.A.	6,251	713	8.8	0,3
CRITEO GmbH	938	83	11.3	1.8
CRITEO France S.A.S.	990	79	12.5	2.0
Total	17,979.5	1,861	9.7	1.1

Significant investment was made for employee development, notably in Asia-Pacific (China, Singapore).
Training activities in Criteo Europa MM (Barcelona) are amplified through internally facilitated training by a dedicated resource (on top of a network of subject matter experts, casual internal facilitators) in the area of professional efficiency, personal development or management and leadership, which explains the difference between the average number of training hours per employee Criteo Europa MM and that of most other entities.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

B.    10% Project
At Criteo’s Paris office, employees can commit to a project of their own through the “10% Project” initiative. Employees can propose, pitch, team up and work on projects and topics of their own choosing for 10% of their time. In many cases, such projects provide on-the-job development opportunities, and may be pursued or scaled up during an internal Hackathon. Several major in-house projects have resulted from the 10% Fair initiative, including the project aimed at sharing language knowledge and accommodation swapping being launched in 2017 as “CriteoExchange”.
The success of the 10% Project initiative has led Criteo to intend the expansion of its Fairs to its other offices over the next few years.

C.    Global Hackathon
2016 saw Criteo’s first ‘Global’ Hackathon (up until then, they had only been done locally and primarily only with the R&D team involvement). The event aims to encourage employees around the world to team up, create ideas, and develop topics they want to develop, build demos or create business plans. The teams come up with their ideas based on two main themes: tech projects that are in line with Criteo’s product roadmap or which could completely revolutionize our product offerings. The second theme is around business efficiency and include projects that help economic efficiency, protect the environment or improve the way that we do things. Last year one of the winning teams was the Carbonite project aimed at reducing overall energy use at Criteo.

IV. C)	Work organization
Criteo strives to ensure that its employees enjoy a healthy work-life balance.

A.    Working hours
While there is no explicit policy on remote working at Criteo, regional heads are free to allow it, if and when necessary. In the Americas, secure networks allow employees to work remotely. This is culturally engrained in Criteo Americas. Employees with long commutes or good reason to work from home (to take care of a child, for example) regularly use this option. Remote working or flex hours to suit personal needs are key advantages of working in Criteo Americas, as evidenced by the strong internal satisfaction scores received on this point in annual surveys.
In Asia-Pacific, Criteo offers flexible work hours to enable a healthier work-life balance. This is notably the case in China, Japan and India where employees have long commutes. They are able to arrange their work time to avoid peak hours. In most countries, this has been implemented on an informal basis, except for Japan where it is included in the actual policies. In Japan, the rules on flexible working apply as outlined in the local handbook. In other countries, a set of management guidelines applies.
In Europe, Criteo generally expects employees to be in the office during customer opening hours. There is no formal remote working policy in place. However, employees are allowed to work outside the office from time to time after consulting with their team/manager and the company proposes flexible arrival and leaving hours (8:00 am to 10:00 am and 5:00 pm to 8:00 pm, respectively).

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

B.    Labor relations
1.    Organization of social dialogue
Communication and transparency are key values at Criteo.
The principal tool for company-wide communication is the “All-Hands” event organized every two weeks by the CEO to provide key business updates to employees and allow them to ask questions. Each department has regular “mini” All-Hands or staff meetings to disseminate further information on key business priorities and performance metrics. Change of any kind (involving systems, processes or other issues impacting employees) is communicated during face-to-face sessions to supplement emails on the topic, allowing employees to ask questions or raise concern.
Criteo strives to espouse a feedback culture. In 2016, as in past years, the company has conducted an employee satisfaction survey (Great Place To Work) in each office to determine key areas for improvement. Another major feedback tool is Criteo’s semi-annual Manager Survey, where employees provide feedback on their managers. Based on the results, managers can identify areas for professional development. Criteo also conducts exit interviews with leavers to pinpoint the main causes of turnover and better understand and address potential issues. The programs are coordinated centrally in the Paris office.
In certain offices, dialogue with employee representative bodies is also an important facet of communication. In Japan, the responsibilities of employee representatives are defined by law. These include defending employees’ interests in the event of policy changes regarding overtime, holidays, working hours or wages. There were no policy changes in 2016 and none are foreseen in the near future. Consequently, no meetings were held with the employee representative.
Employees in France are represented by a works council, employee delegates and a health and safety committee. Regular meetings (monthly, bi-monthly and/or quarterly) are held, in addition to informal meetings, where all agreements are negotiated with trade union delegates. As at December 31, 2016, 50 such meetings had been held in France.
In the other countries, there is no formal employee representation, although Criteo endeavors to consult employees before implementing any changes. The Internal Communications team makes global announcements via email. Regular All Hands meetings are also conducted to update staff globally on how the business is performing and plans for the future. Meetings are recorded and available online afterwards.

2.    Summary of company collective/collective bargaining agreements
Company collective agreements and collective bargaining agreements are created and implemented to promote employees’ working conditions and improve Criteo’s economic value through workplace wellness and talent retention. Six such agreements (five in Europe and one in Brazil) were signed in 2016.
In France, three collective agreements were signed on healthcare (the so-called contrat de santé responsable aimed at curbing national health insurance spending by applying a number of obligations to beneficiaries, and two other agreements on additional healthcare and disability/incapacity coverage), one on working time and one on an additional trade union delegate. Following the 2016 working time agreement, employees now work under two different schemes: 38.5 hours per week or 218 days per year. On top of annual leave, they enjoy between 10 and 11 days per year of additional rest.
One collective agreement, the CBA, was signed in Brazil. This agreement is signed every May, and applies to all Internet companies registered in the country. One of the main provisions in 2016 involved increasing salaries to compensate for annual inflation in Brazil. The CBA also addresses other benefits such as health insurance, overtime, maternity/paternity leave, and meal vouchers. It is important to note, however, that Criteo offers a better and wider range of benefits than what is stipulated in the collective agreement.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

C.    Health and Safety
The health and safety of its employees is a priority for Criteo. The company devotes time and effort across all geographies to providing good working conditions, from bright and spacious offices to top-quality desks, chairs and laptops. As working in a risk-free environment is crucial to its employees and guests, Criteo generally goes beyond local applicable regulations.
In all offices, Criteo is committed to promoting employees’ physical and mental well-being. To this end, nearly all offices are allocated a budget to encourage employees to exercise.
For example, all new joiners in the United States are provided with a Fitbit© (an electronic device that tracks specific wellness metrics). Using Fitbit© tracking, Criteo regularly organizes challenges to reward the most physically active employees (a monetary prize). In addition, most American Criteo offices offer on-site wellness activities (including yoga, Pilates and massages). These are available to employees free of charge, and are highly popular. In Criteo’s offices in Europe and Asia-Pacific, sports club membership subsidies are commonly used to incite employees to hit the gym.
In most offices, employees can request a standing desk (no medical prescription required) or specific ergonomic seating (medical prescription required) based on individual needs, to enhance physical comfort in the workspace.
Workplace safety is also a key priority. In France, a nurse is available on-site. Several defibrillator and first aid kits have been installed, and first aid training is available to volunteer employees once a year, with renewal sessions every other year.
In Brazil, a mandatory health exam has been introduced, while all US employees can register for on-site health screening (including blood and blood pressure tests) and flu shots to improve preventive care. In the United States, Criteo complies with federal legislation (Official Security and Health Agreement, OSHA): posters with health guidelines are displayed in office spaces, a report is published once a year on work-related accidents, and workers are entitled to compensation insurance.
The safety of employees traveling for business is also a concern for Criteo. 2016 saw the launch of a new International SOS Assistance tool to complement the existing employee emergency assistance with AXA healthcare. This tool not only acts as a 24/7 hotline for support about security issues, especially when travelling, but also tracks all Criteo travelers so that they can be identified and Criteo can reach out to them in an emergency.

IV. D)	Criteo reflects its society
At Criteo, people are strong believers in promoting diversity and equal opportunities. The company pledges to see its involvement in society, in all its forms, as a principal driver of continued growth and competitiveness.

A.    Equal opportunity
1.    Measures implemented to promote gender equality
Criteo is unwavering when it comes to gender equality. Its code of business conduct and ethics is applied across all geographies. As mentioned previously, one of Criteo’s prime goals is to recruit and retain the best talent, regardless of gender, nationality, or sexual orientation. Consequently, Criteo strictly forbids all forms of discrimination, whether at the recruitment stage or afterwards, with regard to promotions, salary increases and benefits.
Criteo’s equal opportunity policy in the United States specifies that no employee may be discriminated against on the basis of gender, race, ethnicity, religious belief, disability, national origin, veteran status, marital status, or sexual orientation.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

Thanks to Criteo’s non-discrimination policy, the company employs a large proportion of women, particularly in managerial positions.

Number of employees	Total employees	Managers	Directors
Male	1,302 (64%)	298 (73%)	130 (79%)
Female	741 (36%)	109 (27%)	34 (21%)
Total	2,043	407	164

To maintain gender equality and support women in the Digital/Tech/Science field, Criteo regularly organizes awareness-raising events. In 2016, a one-day Adaweek conference has been organized on the education, employment and entrepreneurship of women in the tech industry and a Club Com’Elles event to promote women in the communication industry.

2.     Measures implemented to promote the employment and integration of people with disabilities
All positions at Criteo are open to people with disabilities. The company is committed to making all necessary and reasonable adjustments to ensure that disabled members of staff are properly integrated. All offices are able to accommodate disabled employees, with only minor adjustments. In the United States, all work spaces are wheelchair accessible. In Brazil, a program will be developed to support employees with disabilities as soon as the workforce reaches the 100-employee mark, forecast within the next two years. There is no record of disabled employees or applicants in the Asia-Pacific region. Although related legal requirements are minimal, they are fully respected in all Asia-Pacific offices.

3.    Policy against discrimination
Criteo is committed to providing a discrimination and harassment-free workplace, where all individuals are treated with respect and dignity, can contribute fully, and have equal opportunities. In the United States, Criteo is an equal opportunity employer, and does not discriminate against candidates on the basis of race, ethnicity or country of origin. Considerable efforts are made to fill vacant positions with diverse international candidates, and Criteo encourages internal international mobility. Its global workforce is consequently very diverse, with a strong mix of local talent and people from different cultures and backgrounds.
To address harassment and discrimination issues at the recruitment stage and afterwards, Criteo:

-	Provides training and education to make sure everyone knows their rights and responsibilities – every new comer has to complete a e-learning module devoted to this topic;

-	Ensures an effective and fair hiring process;

-	Promotes appropriate standards of conduct at all times;

-	Hires/promotes a gender-balanced teams.
Criteo also recognizes the importance of freedom of speech for employees. Consequently, no opposition or discrimination is directed at trade union or employee representatives.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

B.    Territorial, economic and social impact of the company’s activity
Criteo’s activities involve offering advertising solutions to companies worldwide to drive greater sales, regardless of their location. As such, Criteo is naturally positioned as an international player totally integrated in the global marketplace. Its social impact is therefore both difficult to assess and influence.
Nonetheless, at Criteo, offices and data centers rely, to some extent, on local services and people at Criteo are proud to contribute to the local economies of a dozen countries.

C.    Partnerships and sponsorships
Criteo currently has no formal entity devoted to managing partnerships and sponsorships. However, numerous initiatives already exist within the company.
A couple of years ago, Criteo launched Go! Days in the United States, an initiative that is now worldwide. The idea is for employees to volunteer a full or half-day of their working life to share their time, money or skills with their local community. For example, in 2016, volunteers from Criteo New York shared their time with New Alternatives, a non-profit focused on helping homeless people in the LGBTQ community, spending an afternoon ice skating at Chelsea Peers. Other initiatives involved teaching at a local school in Amsterdam, giving warm clothes and shoes to children in Istanbul, or working with disabled people in Madrid. Offices are free to choose any local charity. Sponsorship is supplied by Criteo (in the form of money or time). Employees are free to sign up and take part in the activity. Key internal stakeholders, such as the head of Tier 1 Sales in the United Kingdom or the Chief Revenue Officer in New York, back the initiative locally and get involved if diaries allow.
Since November 2015, Criteo’s Community Group has been in charge of selecting and coordinating charity and sustainability-related initiatives. The group – which is growing – currently comprises five volunteers who use a portion of their working time to coordinate, communicate on and raise group-wide awareness of initiatives.
In France, Criteo has partnered with several non-governmental organizations to encourage the company’s employees to contribute to social improvement or sustainability endeavors. They are as follows:

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Partnership with Simplon.co, a school network offering professional training to people who cannot easily enter the job market (including under-qualified youths, people from working-class or rural areas, senior citizens and persons with disabilities), with male-female parity in mind. Participants are trained to become web site or mobile application developers, integrators or digital specialists. Thanks to this partnership, Criteo’s own coding experts help train and coach students.

-
Partnership with Veni Verdi, an association that creates urban gardens. In 2016, 20 Criteo employees helped the association by providing gardening and recycling lessons to school students and teaching them about sustainability issues and waste management.

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Partnership with Secours Populaire in their Pères Noël Verts initiative, where volunteers dressed as green Santas participate in events to bring Christmas cheer to families in need, people living alone, and senior citizens. Thanks to this initiative, which began in 1976, the Secours Populaire has been able to offer the needy books, toys, festive meals, trips and access to sports or art events and exhibitions. In 2016, all employees gave some of their time to this charity.

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Partnership with Webassoc, a French association of web professionals who get together to use their areas of expertise to contribute to the community and/or the environment. As a Webassoc partner, in 2016, Criteo provided 160 million web impressions (the equivalent of €100,000 in media spend) to get the word out and advertise aid organizations such as Secours Islamique, L’adapt and France Parrainage. This resulted in 57,000 internet user clicks. In France, Criteo works similarly with the Téléthon to advertise for this non-profit association. Worldwide, this initiative is also done for the Red Cross.

COMBINED SHAREHOLDERS’ MEETING    JUNE 2017

Outside of France, charity funding is driven and managed by the Internal Communications team. In 2016, Criteo spent €10,000 per month (€120,000 in total) in partnership and sponsorship actions ranging from donations to charities, money for entering sporting events, or provisions of food, drink and clothing to participate in Go! Day events. The Internal Communications team also supports global giving back campaigns, including Movember for prostate cancer and a Christmas present collection for underprivileged children. A site has been created for employees to post photos and updates about their giving back experience.

IV. E)	Reduce Criteo’s environmental impact
A.    General environmental policy
At Criteo, people care about the environment. Although there is currently no formal global environmental policy in place, the company is conscious of its ecological footprint, and aims to minimize it. Due to the nature of Criteo’s activities, the data centers account for its biggest environmental impact. In total, Criteo has 16 data centers worldwide, all of which belong to external service suppliers. Among them, 11 are data processing centers and the remaining five host PoPs (point of presence) servers, which have a significantly smaller energy consumption impact.
Criteo is committed to sustainability. In fact, the building housing Criteo’s headquarters in Paris is NF HQE certified (certification attesting to high environmental quality). This building alone represents 31% of the total surface area of all offices worldwide. Similarly, the Criteo office in Beijing is ISO 14001 certified and the Singapore office is located in a building that has been awarded the prestigious Green Mark Platinum Award.
At its current stage of development, Criteo mainly relies on local initiatives, led by individual offices or employees, to promote environmental responsibility. To raise and maintain employees’ commitment and awareness of the three R’s of the environment - Reduce, Reuse, and Recycle - Criteo invests in internal communication campaigns.
Given the nature of its activity and business, Criteo does not produce any matter that may severely and directly affect the environment. Consequently, this report does not contain disclosures on the following environmental issues required under article R. 225-102-1 of the French Commercial Code: “Prevention of environmental risks and pollution”, “Pollution prevention, reduction and rehabilitation” and “Noise and any other specific form of pollution”.

B.    Circular economy
1.    Waste production
Criteo currently has no harmonized tool to consolidate waste production. However, the estimates indicate that the company produced an aggregated 274 tons of office waste worldwide in 2016, i.e. 147 kg per employee. Criteo also produced approximately 5,149 kg of waste electrical and electronic equipment (W3E or “e-waste”) from offices and 9,897 kg from data centers.
All offices sort and recycle waste whenever possible. Criteo has equipped most offices with waste recycling bins, and some even have battery recycling containers, such as Beijing and London offices. In addition, clear signs on waste classification procedures are on display in most of offices to ensure that employees scrupulously follow them. To limit waste, the employees are encouraged to use mugs instead of disposable cups.
Criteo is not currently able to estimate its recycling rate. However, the company intends to track its waste production and recycling ratio next year, for both W3E and office waste.
Employees aim to limit paper consumption. The nature of Criteo’s business allows them to promote a paperless work model. If printing is necessary, employees are advised to reuse one-sided printed paper and print double side when possible (this has even been configured as the default printing configuration in Beijing,

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Singapore and Paris offices, among others). As a result, 6,814 kg of paper was consumed in 2016, with sustainable brands accounting for 66% of paper purchased.
Criteo is also committed to avoiding food waste. Consequently, when social events are organized, food is ordered based on a pre-determined headcount. After team lunches, employees are encouraged to pack leftovers and take them home. Despite the fact that the Paris building has a well-equipped company restaurant, it is not directly managed by Criteo. Hence, other measures to limit food waste are limited.
In addition, since 2016, Criteo has taken measures to reduce e-waste from their data centers by extending the shelf-life of their servers from the typical three years to five years. Therefore, when possible, new servers purchased will be kept for five years, which will contribute to the reduction of data center e-waste.

2.    Water consumption
To limit its ecological footprint, Criteo has deployed sustainable development practices regarding water use. In most offices, sensor-equipped faucets and two-level flushing toilets have been installed. In the Beijing office, where employees can take showers, a card swiping system is used to avoid irresponsible water use. Thanks to these initiatives, an estimated total of 24,375 m3 of water was consumed in 2016.

3.    Energy consumption
Criteo has deployed numerous actions aimed at reducing energy consumption at both its offices and data centers.
While Criteo does not own the buildings that it occupies, there is a company-wide commitment to limit energy consumption. In this spirit, energy saving initiatives are decided and implemented independently at each office location. In France, Singapore and Tokyo offices, lighting is automatically switched off at night. Similarly, in a few European offices, including the London office, lighting is motion sensor activated. Numerous projects are underway both in the Asia-Pacific region and Europe to install LED lighting where feasible. Air conditioning is also a source of energy consumption that Criteo aims to monitor and control. For example, in the London office, the air-conditioning system is automatically shut off between 7:00 pm and 6:00 am.
One of Criteo’s biggest employee initiatives related to energy consumption is the Carbonite Project. The employees behind this project won the 2016 edition of Criteo’s internal Hackathon. Backed by Coeur des forêts, a non-profit organization that promotes fair trade and reforestation, the project aims to reduce energy consumption. The goal of the project is two-fold and comprises:

-	a green IT component involving various measures. For instance, in Paris office, specific power outlets with a distinctive yellow color, switched off after 9:00 pm, have been installed.

-
a data center component, aimed at reducing the energy consumption of Criteo’s data centers. A key outcome of the project was the deployment of an algorithm to estimate real-time energy consumption based on power flows. A dashboard was created to show data center power usage and the corresponding quantity of CO2 emissions. The metrics are based on Criteo infrastructure power usage in kWh, Data center Power Usage Effectiveness (PUE) and kgCO2/kWh charts.

In addition, Criteo must size its infrastructure needs according to actual and forecasted growth. As part of this program, Criteo is working with several vendors for both services (Hosting/HW recycling) and hardware procurement. For each new Criteo project, the company releases a RFP to several potential partners, and one of the main criteria of the decision matrix is Eco Responsibility. Criteo attempts to gain deep vendor insight with regard to their environmental sustainability business practices and focus on questions as described below (non-exhaustive):

-	Do you provide renewable energy options?

-	Are you engaged in any green collaboration with your supplier?

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-	Are you in the process of improving your LEED Certification (or equivalent)?

-	Do you follow Green Grid and/or TIA-942 specifications?

-	Do you provide recycling certification?

-	Please describe your building’s energy saving process.
All of the above are an integral part of the questionnaire used in Criteo’s data center RFP.
Thanks to these initiatives, Criteo has a yearly total on premise energy consumption of 4,969 MWh, i.e. 2,671 kWh per employee, 19% of which is sourced from renewable energy producers. Data center energy consumption for 2016 is estimated at 21,345 MWh. This estimation comes from an internal tracking system of data center electricity consumption that was established by the Carbonite project (please see page 15 for further information). Criteo estimates that 14% of its data center energy consumption comes from renewable energy sources.

C.    Climate Change
At Criteo, the most significant GHG emissions come from the electricity consumed in its offices and data centers (Scope 2) and during business trips (Scope 3). The total release of GHG from electricity consumption is estimated to be 1,324 tCO2e for premises and 12,897 tCO2e for data centers. GHG emissions due to business trips amounted to 8,035 tCO2e in 2016, although Criteo tries to limit them by avoiding flights whenever possible, attending video conferences instead of physical meetings, and choosing public transportation over individual cars or taxis.
Besides the GHG resulting from its direct energy consumption, Criteo’s most significant indirect source of GHG emissions is the leakage from refrigerant system used to cool down data center rooms. In order to gain a better understanding of its data centers’ impact on the atmosphere, Criteo is trying to estimate total CO2 volumes released during refrigerant leaks. Criteo is working closely with its service provider to gather enough information to produce a reliable status report for the upcoming years.
To further reduce its carbon footprint, Criteo is also looking at ways to prevent the use of private cars. Most of Criteo’s offices are located in areas easily accessible by public transportation, without a parking lot, therefore discouraging employees from commuting with their private cars. In China, a shuttle bus service is in place to transport employees to and from the metro. In Japan, the local team subsidizes monthly transport passes to ensure the burden is not transferred to Criteo’s employees.

D.    Biodiversity
At Criteo, people value biodiversity. Although Criteo’s industry is not likely to impact biodiversity and it has very little control over this environmental aspect, Criteo is trying to do its share. To that end, employees have placed birds’ nests on the roof of the London office, and are considering other similar value-added initiatives in other offices.
Due to the nature of its business, Criteo does not produce any matter that may severely and directly affect biodiversity. Consequently, this report provides no further disclosure on biodiversity, as required under article R. 225-102-1 of the French Commercial Code.

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IV. F)	Sustainable relations with stakeholders
A.    Dialogue with stakeholders
Criteo’s main stakeholders are as follows:

-	Clients and prospects

-	Publishers

-	Investors

-	Public authorities and administrative bodies

-	Technology partners (in particular, data center operators)

-	Industrial associations and professional networks

-	Journalists and media influencers (including YouTubers and bloggers)

-	Financial analysts and influencers

-	Employees, representatives and unions

-	Schools

-	Partner non-profit organizations

-	Start-up networks and digital evangelists
Dedicated departments ensure regular contact with stakeholders, through a variety of channels. Three important stakeholders are clients and prospects, publishers and investors, all of whom are in regular contact with Criteo representatives through roadshows and presentations worldwide. Investors have access to a dedicated internet site, placing a wealth of relevant information at their fingertips.
Of all its stakeholders, Criteo maintains the closest relations with its clients and publishers, investors and employees.

1.    Investors
Criteo’s Investor Relations team communicates information and insights to the investment community.
In 2016, Senior Management and the Investor Relations team met with current and potential shareholders during 20 investor road shows in Europe and North America. The Investor Relations team also accompanied Senior Management to 18 broker-sponsored conferences in Europe and North America to present Criteo’s business strategy and meet with current and potential investors in one-on-one and group meetings.
A particular highlight of Criteo’s global Investor Relations program in 2016 was the Investor Day in San Francisco in September. In addition to Criteo’s CEO and CFO, a larger group of executives including Mollie Spilman, Chief Revenue Officer; Tim Frankcom, EVP Midmarket; Jason Lehmbeck, GM Search; Romain Niccoli, Chief Product Officer & co-founder; and Patrick Wyatt, SVP Product Management, presented Criteo’s vision, products and growth opportunities to investors and financial analysts.
Furthermore, the Investor Relations team met with investors during 10 road shows in Europe and North America, hosted one-on-one and group meetings at three broker-sponsored conferences, answered inquiries from institutional investors and financial analysts about Criteo’s business strategy in over 165 telephone calls and in-person meetings.
Criteo also held telephone conferences when releasing its quarterly results.

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Criteo provides a wide range of information to investors about Criteo and Criteo stock online. Shareholders can reach the IR team directly at IR@criteo.com. Most key investor events at which Criteo’s CEO or CFO speak are broadcast live on the Internet and the company posts the presentation materials on the Criteo investor relations Web site.

2.    Clients and publishers
Criteo’s Marketing team manages communications between Criteo, its customers (advertisers), partners (web publishers, advertising or media agencies, ad exchanges) and prospects (advertisers).
Regional field marketing teams in the Americas, EMEA and Asia-Pacific, as well as Criteo’s Product Marketing team, regularly send clients, prospects and publishers reports, communications or infographics with product information and updates (Criteo Predictive Search in the United States, for instance) and industry insights (Criteo’s mobile commerce and travel Flash Reports). They also advise advertisers on how to maximize online sales during seasonal holiday periods such as Black Friday, Christmas and Golden Week in Japan.
Criteo uses various digital channels to share its insights and communications: emails to existing clients, prospects and publishers, criteo.com and/or local official Criteo web sites (for example in France, Germany and Japan). The company also uses social networking (Criteo’s official Facebook, LinkedIn and YouTube pages) and display advertising campaigns on trade and industry web sites in relevant markets.
In addition to digital communications, Criteo’s Marketing team engages with key audiences at Criteo-hosted and third-party industry events.
Criteo-hosted events include workshops and conferences to share product innovations and industry trends. They may be specific to a product (e.g. search), vertical (e.g. retail holiday peaks) or audience (e.g. advertisers, agencies and publishers). Speakers include both internal and external experts (advertisers, publishers). Following presentations and roundtables, local Criteo team’s network with clients, prospects and publishers to discuss business opportunities. In 2016, Criteo hosted over 90events globally, engaging with over 4,700 individuals, mostly advertisers from the retail and travel industries (existing and prospective clients) as well as publishers and agency partners.
Criteo also participated in 123 third-party events worldwide, including e-commerce, travel, retail and ad tech industry conferences and trade shows (Dmexco in Germany, Shoptalk in the United States and E-commerce 121 in Monaco). Criteo’s involvement in third-party events usually includes a speech by a top executive, Regional Managing Director or VP, to share market trends and product innovations. Criteo’s presence may also include a stand and/or networking activities in which Criteo’s Executives and Sales, Account Management and Supply teams engage with clients, prospects and partners in meetings and discussions. In 2016, Criteo estimates that third-party events worldwide enabled the company to reach nearly 35,000 people.

B.    Subcontractors and suppliers
As at December 31, 2016, Criteo had no formal procurement policy. However, the company is currently developing one for deployment in 2017. It will include the following statement:
“Although Criteo’s activities do not have a significant effect on the environment, the company will seek, through the selection of its partners, to:

-	Comply with relevant regulatory and legislative requirements, standards and codes of practice

-	Take environmental effects into consideration when purchasing goods or services.”
When evaluating bidders’ responses to tenders or RFPs, Criteo applies its own confidential criteria and weightings. The future policy evaluation criteria will comprise, but may not be limited to, the following (which are not listed in any order of priority):

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-	Compliance with specifications

-	Competitive pricing

-	Service delivery, capability and responsiveness

-	Quality product/service offering

-	Overall supplier quality

-	Range of services offered

-	Proposed method of operation (ordering, delivery, invoicing)

-	Availability and relevance of reports

-	Availability and quality of references and relevant experience

-	Financial stability

-	Pricing structure and controls offered

-	Ability to interface with existing infrastructure

-	Options/Costing in respect of charges and delivery
Criteo’s commitment to Health, Safety and the Environment is also evident in the specific questions asked during the tender process for data center space rentals. In particular, the company expects potential suppliers to provide clear responses on their use of renewable energies, green procurement and LEED certification.

V.    Methodological note
Criteo’s Corporate Social Responsibility (CSR) follows dispositions of article R. 225-102-1 of French Commercial Code.

A.    Reporting period
All information collected and highlighted in the CSR chapter cover the period from January 1 to December 31, 2016. Data collection takes place annually.

B.    Reporting scope
In term of scope, the aim of the CSR reporting scope is to match with the financial reporting scope.
Due to an important number of offices among legal entities and the likely issues to recover exhaustive and reliable information (such as electricity consumption, water consumption, waste quantity, etc.) in the small offices, Criteo has made the decision to involve the most important offices during the collection of quantitative data.
Hence, to ensure reliable quantitative data in its first exercise of CSR reporting and boost continuous improvement, the Criteo’s CSR reporting scope for fiscal year 2016 considers the major worldwide legal entities that financially own data center infrastructure.
Vigilance point: All legal entities that joined Criteo’s financial scope in year N, should be included in the CSR reporting scope in year N+1. Hence, for instance, the company HookLogic, acquired in the fourth quarter of 2016, will not be included in the 2016 reporting because it has been acquired during the year 2016.

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Thus, for fiscal year 2016, the reporting scope on quantitative information covers the following legal entities and offices (including 87.9% of the overall Criteo’s workforce):

EMEA		Americas		Asia-Pacific
Legal entity	Office	Legal entity	Office	Legal entity	Office
CRITEO SA	Paris Grenoble	CRITEO Corp	Boston New-York Palo Alto 1 Palo Alto 2 Los Angeles San Francisco Miami Chicago	CRITEO K.K.	Tokyo Osaka
CRITEO Europa MM	Barcelona			CRITEO Singapore Pte. Ltd.	Singapore
CRITEO LTD	London			CRITEO Advertising	Beijing
CRITEO GMBH	Munich
CRITEO France SAS	Paris

C.    Relevance of CSR indicators
Criteo’s choice of a panel of CSR KPIs has been made from:

-	An internal benchmark on CSR best practice among IT sector leaders;

-	Labour, environmental and social impacts and risks of Criteo’s activity;

-	Indicators specified in article R. 225-102-1 of the French Commercial Code;

-	Global Reporting Initiative (GRI) G4 guidelines;

-	Specific indicators to Criteo’s Human Resources policy.

D.    Consolidation & Internal controls
Data collected during CSR reporting process is controlled by the validation managers. For each KPI, this person is in charge of data control and performs consistency tests listed within Criteo reporting procedures.
To avoid discrepancies during the KPI reporting process, each validation manager will have to perform the following controls:

-	Data consistency – Verification of data consistency with last year data. Significant annual variations must be justified and documented.

-	Lack of data – Verification of the presence for the overall data. Lack of data must be justified by the person in charge of the respective KPI.
Moreover, regarding the annual validation of Criteo headcount, the Human Resource department performs a looping control as follow:
Headcount [Year Y] = Headcount [Year Y-1] + Recruitments [Year Y] – Leaves [Year Y]

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E.    External controls
Concerned to produce a fair and reliable information, Criteo has mandated since 2016 an Independent Third-Party body to verify and validate the reliability of Criteo CSR information. A thorough control process is important. Data, together with methods of calculation and consolidation, must be externally verifiable.

F.    CSR indicators – calculation & estimation methods

•	Compensation: Highlighted in gross, including basic wage and variable pay. The currency exchange rates used are as follow:

2015	2016
1 EUR = 1.1046 USD	1 EUR = 1.1032 USD
1 GBP = 1.5254 USD	1 GBP = 1.3451 USD
1 JPY = 0.0083 USD	1 JPY = 0.0092 USD
1 CNY = 0.1590 USD	1 CNY = 0.1502 USD
1 SGD = 0.7254 USD	1 SGD = 0.7234 USD

•
Training: To gather the number of face-to-face training hours, the following methodology is used. For each training request recorded and consecutively accepted, budgeted and organized, the information is recorded by the HR Business Partners in a template that includes the topic, the trainee and the number of hours. These templates are consolidated by the Global Learning&Management Development Director, and the consolidation is checked for consistency. Some trainings have been excluded for the sake of this report (trainings on corporate tools such as CRM, health and safety, compliance, first aid) in order to keep the focus on developmental activities and ensures conservatism of the figures.

•
Business trips: Data from business travel agency EGENCIA include all Air Travel Scope except Korea, Japan, Brazil, Russia and UAE. Train trips are not included. Hence, the business trips considered in the CO2 emission calculation represent 89.7% of the travel spend.

•	Water consumption of offices: In case of missing value, the following ratios have been used to get an estimate of the daily quantity of water consumed per person and per m2:

◦	For an office of less than 30 employee: the quantity of water consumed is equivalent to 0.004m3/m²/day.

◦	For an office of more than 30 employees: the quantity of water consumed is equivalent to 0.076 m3/day/person.

◦	For an important facility (cafeteria, air conditioner, reception, many visitors, etc.): the quantity of water consumed is equivalent to 0.125m3/day/person.

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•	Electricity consumption of offices: In case of missing value, the lettable area (in m²) must be obtained and the following estimation method should be used:

◦	In case of an electrical heating system:

▪	Old building (before 1975): 160 kWh/m² per year

▪	New building (before 1975): 110 kWh/m² per year

◦	If the office is equipped with a central cooling system:

▪	130 kWh/m² per year

▪	If not, apply 67.5 kWh/m² per year

◦	Thus, the total estimation is the sum of 1) + 2) hypothesises.
If the last monthly/quarterly electricity bills were not received on time to comply with the CSR reporting deadline, missing months have been calculated in proportion to available monthly/quarterly bill information.

•	Amount of renewable energy consumed for offices and data centers: the national Renewable Energy rate used are

◦	France = 0.165

◦	Germany = 0.322

◦	Spain = 0.374

◦	United Kingdom = 0.355

◦	United States of America = 0.138

◦	Japan = 0.179

◦	Singapore = 0 (negligible)

◦	China = 0.247

◦	Hong-Kong: 0

◦	Netherlands: 12.2

•	CO2 emissions from electricity consumption of offices: Emission coefficients per country from ADEME 2016 database have been used for the calculation.

•
CO2 emissions from electricity consumption of data centers: Emission coefficients per country from ADEME 2016 database have been used for the calculation. Except for Hong Kong we use a rate of 0,580 *10-3 from CLP database (local electricity supplier).

•	Quantity of office waste produced: In case of missing value, office waste volumes have been estimated according to:

◦	Either volume of waste bin and frequency of communal waste collection, some hypothesis of density allowing a conversion in tons are used. Those coefficients are stated within the ADEME methodology.

◦	Or the estimation of 120 kg of office waste per employee per year (source CNIID).

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Draft resolutions of the Combined Shareholders’ Meeting.

RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING
OF JUNE 28, 2017

Agenda for the Ordinary Shareholders’ Meeting

1.	Renewal of the term of office of Mr. Hubert de Pesquidoux as Director

2.	Ratification of the provisional appointment of Mr. Edmond Mesrobian as Director

3.	Appointment of Ms. Nathalie Balla as Director

4.	Appointment of Ms. Rachel Picard as Director

5.	Fixing the annual limit for directors’ attendance fees at €2,500,000

6.	Non-binding advisory vote to approve the compensation for the named executive officers of the Company

7.	Approval of the statutory financial statements for the fiscal year ended December 31, 2016

8.	Approval of the consolidated financial statements for the fiscal year ended December 31, 2016

9.	Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2016

10.	Approval of the allocation of profits for the fiscal year ended December 31, 2016

11.	Approval of the agreement relating to the translation of the book written by Mr. Jean-Baptiste Rudelle into English (agreement referred to in Article L.225-38 of the French Commercial Code)

12.	Approval of the management agreement entered into with Mr. Eric Eichmann as Chief Executive Officer (agreement referred to in Article L.225-38 of the French Commercial Code)

13.	Renewal of the term of office of Deloitte & Associés as principal Statutory Auditor

14.	Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code

Agenda for the Extraordinary Shareholders’ Meeting

15.
Authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code

16.
Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees of the Company and its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

17.
Authorization to be given to the Board of Directors to grant performance-based free shares/ restricted stock units to executives and certain employees of the Company and its subsidiaries, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

18.
Delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights

19.	Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 15 to 18 above

20.
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L.225-209-2 of the French Commercial Code

21.
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights

22.
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegation in Resolution 21, without shareholders’ preferential subscription rights

23.	Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized

24.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise)

25.	Amendment to Article 19 of the Company’s By-laws to provide that the record date for attending a shareholders’ meeting is two business days prior to such meeting at 12:00 a.m., Paris time

26.
Amendment to the Company’s By-laws to comply with applicable provisions of the French Commercial Code, including modifications to: (i) Article 4 “Registered Office,” to provide that the Company’s registered office may be transferred by the Board of Directors to any other location in France, (ii) Article 16 “Agreements Subject to Authorization,” to provide that agreements between a company and its wholly-owned subsidiary shall not be characterized as related person agreements that require prior approval of the Board of Directors, and (iii) Article 18 “Statutory Auditors,” to provide that the Company shall only be required to appoint one or more deputy statutory auditors when required by law.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING

First resolution
Renewal of the term of office of Mr. Hubert de Pesquidoux as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Hubert de Pesquidoux expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Hubert de Pesquidoux as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.

Second resolution
Ratification of the provisional appointment of Mr. Edmond Mesrobian as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the Board of Directors at its meeting of December 15, 2016, appointed as director, as of February 27, 2017, Mr. Edmond Mesrobian to replace Mr. Dominique Vidal, who had resigned from the Board of Directors, for the remainder of Mr. Dominique Vidal’s term of office, until the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2017, ratifies, in accordance with Article L. 225-24 of the French Commercial Code, the nomination of Mr. Edmond Mesrobian as director.

Third resolution
Appointment of Ms. Nathalie Balla as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
appoints Ms. Nathalie Balla as Director, in addition to the current members, for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.
Ms. Balla has already indicated that she accepts the directorship which has just been conferred and that she does not have a mandate in any another company that would prohibit her from accepting such duties.
Fourth resolution
Appointment of Ms. Rachel Picard as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

appoints Ms. Rachel Picard as Director, in addition to the current members, for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2018.
Ms. Rachel Picard has already indicated that she accepts the directorship which has just been conferred and that she does not have a mandate in any another company that would prohibit her from accepting such duties.

Fifth resolution
Fixing the annual limit for directors’ attendance fees at €2,500,000
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to set at €2,500,000 the directors’ attendance fees amount for the fiscal year 2017 and the coming fiscal years until a new decision is taken by the Ordinary Shareholders’ Meeting.

Sixth resolution
Non-binding advisory vote to approve the compensation for the named executive officers of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, after having reviewed the Board of Directors’ report,
approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Seventh resolution
Approval of the statutory financial statements for the fiscal year ended December 31, 2016
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Management Report on the Company’s activities and accounts for the year ended December 31, 2016 and the report of the Statutory Auditors, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2016, which show profits amounting to €55,308,222, as well as the transactions reflected therein and summarized in these reports, notes that the aforementioned statutory financial statements show neither excess amortizations and other non-deductible amortizations, nor excessive expenses as referred to in Article 39-4 of the French General Tax Code.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Eighth resolution
Approval of the consolidated financial statements for the fiscal year ended December 31, 2016
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Management Report for the Company and its subsidiaries for the year ended December 31, 2016 and the consolidated financial statements for that year, as well as the report of the Statutory Auditors thereon, approves the consolidated financial statements of the Company for the fiscal year ended December 31, 2016, as presented, as well as the transactions reflected therein and summarized in these reports.

Ninth resolution
Discharge (quitus) of the members of the Board of Directors and the Statutory Auditors for the performance of their duties during the fiscal year ended December 31, 2016
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, discharges the members of the Board of Directors and the Statutory Auditors for the performance of their duties during the fiscal year ended December 31, 2016.

Tenth resolution
Approval of the allocation of profits for the fiscal year ended December 31, 2016
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report:

•	acknowledges that the profits for the fiscal year ended December 31, 2016 amount to €55,308,222;

•	decides to allocate the total profits as follows:

-	to the legal reserve in the amount of €3,769; and

-	to retained earnings in the amount of €55,304,453.
It is noted that no dividends have been distributed for the last three fiscal years.

Eleventh resolution
Approval of the agreement relating to the translation of the book written by Mr. Jean-Baptiste Rudelle into English (agreement referred to in Article L.225-38 of the French Commercial Code)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L.225-38 of the French Commercial Code,
approves the agreement relating to the translation into English by Mr. Glenn Burney, at the request of the Company, of the book written by Mr. Jean-Baptiste Rudelle titled "They Told Me It Was Impossible”, for the purposes of free distribution to English-speaking employees of the Criteo Group to promote the image of Criteo through its founder, and the values of entrepreneurship which they convey.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

The conclusion of this agreement was approved by the Board of Directors on February 25, 2016 (interested director: Mr. Jean-Baptiste Rudelle).

Twelfth resolution
Approval of the management agreement entered into with Mr. Eric Eichmann in his capacity as chief executive officer (agreement referred to in Article L.225-38 of the French Commercial Code)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L.225-38 of the French Commercial Code,
approves the management agreement entered into with Mr. Eric Eichmann in his capacity as chief executive officer, providing for, among others things, the terms of Mr. Eichmann’s compensation in the event of his departure from the Company, depending on the circumstances of such departure.
The conclusion of this agreement was approved by the Board of Directors on October 27, 2016 (interested director: Mr. Eric Eichmann).

Thirteenth resolution
Renewal of the term of office of Deloitte & Associés as principal statutory auditor
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the terms of office of Deloitte & Associés as statutory auditor and of BEAS as deputy statutory auditor expire at the end of this Shareholders’ Meeting, renews the term of office of Deloitte & Associés as statutory auditor for a six fiscal-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2022, decides to not renew BEAS as deputy statutory auditor, the appointment of a deputy statutory auditor being not required if the principal statutory auditor is not an individual or an entity with only one shareholder.

Fourteenth resolution
Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq. of the French Commercial Code and the Statutory Auditors’ special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third-party, decides that the authorization may be used and the shares so purchased:

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

•
may be allocated, within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction,

•	may be allocated to serve stock option plans, free share plans, profit sharing plans and other allocations to employees and officers of the Company and of its affiliates;
acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall at no time exceed 10% of the total number of shares of the Company outstanding, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for that purposes shall at no time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the 20th resolution below, can be cancelled under the terms and conditions set forth in the 20th resolution below, acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, decides to set the maximum purchase price per share (excluding fees and commissions) at €64, in accordance with the report by the independent expert pursuant to Article L.225-209-2 of the French Commercial Code, with an overall cap of €409,460,505; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of free shares, stock splits or reverse stock splits) that might occur during the term of this authorization, decides that the purchase price per share under this authorization shall be set by the Board of Directors and shall be at least equal to the then euro equivalent of the average weighted price on the Nasdaq Stock Market of the American Depository Shares representing ordinary shares of the Company over the last five trading days preceding the date when the relevant purchase is completed, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers (directeurs généraux délégués), to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary.
This authorization is granted for a period of twelve (12) months as of the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of June 29, 2016, provided that, if during the effective time of this authorization, the Company’s shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

Fifteenth resolution
Authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, authorizes the Board of Directors, pursuant to Articles L.225-177 to L.225-185 of the French Commercial Code, to grant, during periods authorized by the law, in one or several times, in favor of the members of the salaried personnel and/or corporate officers (or some of them) of the Company and companies and economic interest groups related to the Company under the conditions referred to in Article L.225-180-I of the French Commercial Code, options giving the right to subscribe or to purchase ordinary shares of the Company, provided that:

•	this number shall be deducted from the overall limit set forth in the 19th resolution below, and

•	the total number of shares to be issued on exercise of issued but unexercised OSAs may never exceed one third of the share capital, decides that this authorization is granted for a period of thirty-eight (38) months from this day and supersedes any prior authorization established to grant options giving right to the subscription or to the purchase of ordinary shares of the Company, decides this authorization includes, in favor of the beneficiaries of OSAs, express waiver by shareholders of their preferential subscription right with respect to shares that may be issued as OSAs are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the OSAs are allocated, decides that the purchase or subscription price per share shall be fixed by the Board of Directors on the day the option is granted, by reference to the closing sale price of an American Depositary Share representing an ordinary share of the Company on the Nasdaq Stock Market on the day preceding the date of the Board of Directors’ decision to grant the options. However, the purchase or subscription price per share shall not, in any case, be less than ninety-five percent (95%) of the average of the closing sale price of an American Depositary Share representing one ordinary share of the Company on the Nasdaq Stock Market during the twenty days of trading preceding the day of the Board of Directors’ decision to grant options;
provided that, when an option allows its beneficiary to purchase shares which have been previously purchased by the Company, its exercise price, without prejudice to the provisions above and in accordance with legal provisions in force, may not, in addition, be less than 80% of the average price paid by the Company for all the shares previously purchased by the Company;
decides the subscription or purchase price for the shares to which the options give right cannot be modified during the term of the options, provided that, if the Company were to carry out one of the transactions referred to in Article L.225-181 of the French Commercial Code, it shall take the necessary steps to protect the interests of the beneficiaries of the options under the conditions provided in Article L.228-99 of the French Commercial Code, decides that, in the event the adjustment referred to in Article L.228-99 3° of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R.228-91 of the

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

French Commercial Code, provided that the value of the preferential subscription right as the value of the share before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction with respect to the share capital of the Company (capital increase, contributions-in-kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides that in the event of the issue of new shares or new securities giving access to the Company’s share capital in connection with a merger or demerger of the Company, the Board of Directors may suspend, if necessary, the exercise of options, sets the term of the options at ten (10) years from their allocation, provided that this term may be shortened by the Board of Directors for beneficiaries residing in a specific country insofar as necessary to comply with the laws of such country, grants all powers to the Board of Directors within the limits set out above to:

•	determine the identity of beneficiaries of OSAs or OAAs, as well as the number of options to grant to each;

•
set the purchase and/or subscription price of the shares underlying the options, within the limits set forth above, provided that the subscription price per share shall be at least equal to the par value of the share;

•
ensure that number of OSAs granted by the Board of Directors is set such that the total number of OSAs granted but not exercised does not give rights to subscribe to a number of shares exceeding a third of the share capital;

•
determine the modalities of a OSA or OAA plan and set the conditions in which the options will be granted, including, in particular, the schedule of exercise of options granted, which may vary according to the holders; provided that these conditions may include clauses prohibiting immediate resale of all or part of the shares issued upon exercise of the options, within the limits set by applicable law;

•	acquire shares of the Company, if any, as necessary for the allocation of any shares to which OAAs give right;

•	complete, either itself or through a representative, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution;

•
charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase;

•	modify the Company’s By-laws in connection herewith and, in general, do everything that is required;
decides that the Board of Directors shall inform the ordinary shareholders’ meeting every year of transactions completed pursuant to this resolution.

Sixteenth resolution
Authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees of the Company and its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, an allocation of free shares/restricted stock units (“RSUs”) either existing or to be issued by the Company, in favor of all, or certain of, the employees of the Company, or companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or the voting rights at the date of allocation of the relevant shares, in France or abroad (taken together, the “Criteo Group”), decides that the total amount of shares, with a par value €0.025 per share, which may be allocated free of charge by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the 19th resolution below, and shall, in any case, not exceed the applicable legal limits, decides that the vesting period (the “Vesting Period”) for any allocation of shares pursuant to this authorization will be at least one year and that a minimum holding period of the shares of one year from the date of their final allocation shall apply to the beneficiaries (the “Holding Period”), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that the shares will be definitively allocated before the term of the Vesting Period in the event of the disability of a beneficiary ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code,
decides that allocated shares will be freely transferable in the event of a request from the heirs of a deceased beneficiary or in the event of the disability of a beneficiary corresponding to the ranking of the categories mentioned above of the French Social Security Code, decides that the duration of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the allocation involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the final allocation of the shares to the beneficiaries, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the beneficiaries, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and notes that all powers in connection with the foregoing are delegated to the Board of Directors, grants to the Board of Directors all powers to:

•	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be allocated,

•	determine the identity of the beneficiaries of the allocations, as well as the number of free shares/RSUs likely to be allocated to each of them,

•	set the conditions and, if applicable, the criteria of allocation of these shares,

•	decide, from time to time, the share capital increases to be acknowledged as a result of the issuance of free shares/RSUs,

•	complete any share acquisitions that may be necessary for the delivery of existing free shares/RSUs,

•	take any action necessary to ensure that beneficiaries comply with the Holding Period, if any,

•	and, generally, in accordance with applicable law, take any action that is necessary for the implementation of this authorization, sets at 38 months from this day the duration of validity of this authorization,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the 24th resolution of the Shareholders’ Meeting dated June 29, 2016.

Seventeenth resolution
Authorization to be given to the Board of Directors to grant performance-based free shares/restricted stock units to executives and certain employees of the Company and its subsidiaries, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, an allocation of free shares (“RSUs”) either existing or to be issued by the Company, in favor of the executives listed in Article L. 225-197-2 of the French Commercial Code (i.e. the chairman of the Board of Directors, the Chief Executive Officer and the Deputy Chief Executive Officers) and, as the case may be, certain named executive officers, members of executive management or employees, of the Criteo Group, as determined by the Board of Directors, decides that the total amount of shares, with a par value €0.025 per share, which may be allocated free of charge by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the 19th resolution below, and shall, in any case, not exceed the applicable legal limits, decides that the acquisition of shares to their beneficiaries shall be expressly conditioned on the achievement of individual or company performance goals that will be set by the Board of Directors, potentially upon recommendation of the Compensation Committee, decides that the vesting period (the “Vesting Period”) for any allocation of shares pursuant to this authorization will be at least one year and that a minimum holding period of the shares of one year from the date of their final allocation shall apply to the beneficiaries (the “Holding Period”), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that the shares will be definitively allocated before the term of the Vesting Period in the event of the disability of a beneficiary ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code,
decides that allocated shares will be freely transferable in the event of a request from the heirs of a deceased beneficiary or in the event of the disability of a beneficiary corresponding to the ranking in the categories mentioned above of the French Social Security Code, decides that durations of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits, notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the allocation involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the final allocation of the shares to the beneficiaries, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the beneficiaries, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and notes that all powers in connection with the foregoing are delegated to the Board of Directors,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

grants to the Board of Directors all powers to:

•	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be allocated,

•	determine the identity of the beneficiaries of the allocations, as well as the number of free shares/RSUs likely to be allocated to each of them,

•
set the criteria, performance goals and, if applicable, other metrics for the allocation of these shares/RSUs and the timeframe for the determination of whether such criteria, goals and metrics have been met,

•
evaluate the achievement of the performance goals on which the final allocation of the shares/RSUs shall depend for some or all of the beneficiaries, and add any conditions and criteria that it deems appropriate,

•	decide, from time to time, the share capital increases to be acknowledged as a result of the issuance of free shares/RSUs,

•	complete any share acquisitions that may be necessary for the delivery of free shares/RSUs,

•	take any action necessary to ensure that beneficiaries comply with the Holding Period, if any,

•	and, generally, in accordance with applicable law, take any action that is necessary for the implementation of this authorization, sets at 38 months from this day the duration of validity of this delegation, specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the 25th resolution of the Shareholders’ Meeting dated June 29, 2016.

Eighteenth resolution
Delegation of authority to the Board of Directors to issue and grant warrants (“bons de souscription d’actions” or “BSAs”) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, delegates to the Board of Directors the authority to issue a maximum number of 120,000 BSAs, each giving the right to subscribe for one ordinary share of the Company, par value of €0.025 per share, decides to remove, with respect to the BSAs, shareholders’ preferential subscription rights, and to restrict the grant of BSAs to the following categories of beneficiaries: non-employee members or advisors (censeurs) of the Board of Directors of the Company or one of its subsidiaries on the date of grant, independent members of any committee of the Company’s Board of Directors that currently exists or is formed in the future, and non-employee service providers of the Company or its subsidiaries retained or engaged through a service or consulting agreement (the “Beneficiaries”), specifies in accordance with the provisions of Articles L.228-91 and L.225-132 of the French Commercial Code, that this decision entails, in favor of the holders of the BSAs, waiver of the shareholders’ preferential subscription rights to ordinary shares for which the BSAs are exercisable, decides that the subscription price of a BSA will be set by the Board of Directors on the day of the issuance of such BSA based on its terms and shall in any event be at least equal to the fair market value of a BSA as determined by the Board of Directors with the assistance, as the case may be, of one or several experts of its choice,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

decides that the subscription price of the BSA must be fully paid upon subscription, either in cash or by way of set-off against receivables that have become due and payable, as the case may be, decides that the exercise price of a BSA will be set by the Board of Directors on the day of the issuance of such BSA and shall be at least equal to the weighted average market price of an American Depositary Share representing an ordinary share of the Company for the twenty (20) trading days preceding the grant date of such BSA (the “Exercise Price”), decides, pursuant to the provisions of Article L.225-138-I of the French Commercial Code, to authorize the Board of Directors to set the list of Beneficiaries and the number of BSAs to be allocated to each designated Beneficiary, authorizes the Board of Directors, within the limit set forth above, to issue and allocate the BSAs to each Beneficiary, on one or more occasions, decides to delegate to the Board of Directors the authority to determine the terms and conditions of exercise of the BSAs and, in particular, the subscription price, the Exercise Price and the vesting schedule of the BSAs; provided, BSAs shall be exercised no later than ten (10) years following the date of grant and that BSAs not exercised within ten (10) years of the date of grant shall automatically lapse, decides that, when applicable, for the annual grants made to members of the Board of Directors (other than their initial grants), the grant of BSAs shall be conditional upon the attendance by such director to at least 80% of the annual regular Board of Directors meetings, otherwise the number of BSAs granted to such director will be reduced accordingly, decides that this delegation is granted for a period of eighteen (18) months from this day and supersedes all previous delegations for the same purpose, decides that the underlying ordinary shares must be fully paid up at the time of subscription by payment in cash or by offsetting due and payable receivables, decides that new shares granted to the Beneficiary upon exercise of BSAs shall be subject to all provisions of the Company’s By-laws and shall be entitled to dividends from the first day of the fiscal year during which the shares are issued, decides that BSAs will be transferrable, shall be issued in registered form and shall be subject to book entry, decides to authorize the issuance of a maximum of 120,000 ordinary shares upon exercise of the BSAs, provided that this number of ordinary shares shall not exceed the overall limit set forth in the 19th resolution below, reminds that in accordance with Article L.228-98 of the French Commercial Code:

•
in the event of a reduction in share capital due to losses resulting from a decrease in the number of shares outstanding, the rights of holders of BSAs regarding the number of shares they are entitled to receive upon exercise of BSAs will be reduced accordingly as if the said holders had been shareholders from the issuance date of the BSAs;

•
in the event of a reduction in share capital due to losses resulting from a decrease in the par value of the shares, the subscription price for the underlying shares will not change and the premium shall be increased by the amount of the decrease of the par value;

decides furthermore that,

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the par value of the shares, the subscription price of the underlying shares will be reduced proportionally;

•
in the event of a reduction in share capital not arising from losses resulting from a decrease in the number of shares outstanding, the holders of BSAs, if they exercise their BSAs, will be able to request repurchase of their shares on the same terms as if they had been shareholders at the time when the Company repurchased its shares,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

decides, in accordance with the provisions of Article L.228-98 of the French Commercial Code, that the Company is authorized, without the need to obtain an authorization from the holders of BSAs to modify its legal form and its purpose, reminds that pursuant to provisions of Articles L.228-98 of the French Commercial Code, the Company can neither amend rules of distribution of its profits, nor amortize its capital, nor create preferred shares involving such amendment or such amortization except as permitted by the warrant agreement or pursuant to Article L.228-103 of the French Commercial Code and subject to ensuring that rights of holders of securities giving access to the Company’s share capital are maintained pursuant to the provisions referred to in Article L.228-99 of the French Commercial Code,
authorizes the Company to enforce against holders of BSAs the redemption or the repayment of their rights in accordance with the provisions of Article L.208-102 of the French Commercial Code,
decides that, in the event it is necessary to make the adjustment referred to in Article L.228-99 3° of the French Commercial Code, the adjustment would be realized by applying the method provided in Article R.228-91 of the French Commercial Code, provided that the value of the preferential subscription right as the value of the share before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction realized on the share capital of the Company (capital increase, contributions-in-kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides to grant all powers to the Board of Directors to enforce this resolution, and in particular, to:

•
issue and allocate BSAs and set the subscription price, set the conditions of exercise and the final terms of the BSAs, including the vesting schedule, pursuant to the provisions of this resolution and within the limits set forth in this resolution;

•	determine the identity of the Beneficiaries of BSAs as well as the number of BSAs to allocate to each;

•	set the price of the shares which may be subscribed for upon exercise of BSAs, pursuant to the conditions mentioned above;

•	record the number of ordinary shares issued following the exercise of the BSAs, carry out the formalities subsequent to corresponding capital increases and amend the Company’s By-laws accordingly;

•	take any action to ensure the protection of holders of BSAs in the event of a financial transaction relating to the Company, in accordance with applicable law and regulations;

•	generally, take any action and carry out any formality necessary with respect to the issuance of the BSAs or the underlying shares.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Nineteenth resolution
Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 15 to 18 above
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ reports, decides that the sum of (i) the shares which may be issued or acquired upon the exercise of options pursuant to the 15th resolution above, (ii) the free shares/RSUs which may be issued pursuant to the 16th and 17th resolutions above and, (iii) the shares which may be issued upon exercise of the warrants (or BSAs) pursuant to the 18th resolution above shall not exceed 4,600,000 ordinary shares, par value €0.025 per share, provided that this limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company.

Twentieth resolution
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ special report, subject to adoption of the 14th resolution herein,
authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction, grants full powers to the Board of Directors, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result.
This authorization is granted for a period of twelve (12) months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the 28th resolution of the Shareholders’ Meeting of June 29, 2016.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Twenty-first resolution
Delegation of authority to be granted to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ report, in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including by way of set-off against receivables, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €399,864. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any such share capital increase shall be deducted from the global limit applicable to the capital increases authorized by the shareholders pursuant to the 34th resolution of the Shareholders’ Meeting of June 29, 2016 (the “Global Limit”),
decides that the nominal amount of all debt securities giving access to the Company’s share capital to be issued pursuant to this authorization will not exceed €623,333,796.68 (or the corresponding value of this amount for an issuance in a foreign currency),

•	this amount will be increased, if applicable, for any redemption premium above the nominal value,

•	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code, decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons:

•
any bank, investment services provider or member of a banking syndicate (underwriting) undertaking to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority;

takes note, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to the Company’s share capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the American Depositary Shares representing the Company’s

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

ordinary shares on the Nasdaq Stock Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 5% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to the Company’s share capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and applicable after the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be determined, if the Board of Directors deems appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to the Company’s share capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting and supersedes all previous delegations for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably:

•
determine the amount of the share capital increase, the issue price (provided that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance;

•	set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued;

•	determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital to be issued and the method of payment;

•	set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them;

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase;

•	acknowledge completion of each share capital increase and make the corresponding amendments to the Company’s By-laws;

•
in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances, take all measures and accomplish all formalities required for the issuance, for the listing and for any financial services relating to the securities issued by virtue of the present delegation, as well as pursuant to the exercise of the rights attached thereto;

•	make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Stock Market.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Twenty-second resolution
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegation in Resolution 21st, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129, L.225-129-2, L.225-135, L.225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,
grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, with or without a preferential subscription right, in connection with increases to the share capital of the Company carried out pursuant to the 21st resolution above, in accordance with the conditions set forth in Articles L. 225-135-1 and R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days of the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the Global Limit, decides that the present delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

•
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

•
determines the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital,

•
make any adjustment required in order to protect the interests of the holders of rights attached to the securities giving access to the Company’s share capital that shall be issued, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

•	suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

•
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase,

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

•	take any decision in relation to the admission of the securities issued to trading on the Nasdaq Stock Market, and

•
more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Twenty-third resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital through incorporation of premiums, reserves, profits or any other amounts that may be capitalized
The Shareholders’ Meeting, acting under the conditions of quorum and majority required under Article L. 225-130 of the French Commercial Code, having reviewed the Board of Directors’ report, and acting in accordance with Articles L. 225-129, L. 225-129-2, and L. 225-130 of the French Commercial Code,
grants to the Board of Directors, with the right to sub-delegate in accordance with applicable law, for a period of twenty-six (26) months from the date of the present shareholders’ meeting, the authority to increase the share capital, on one or more occasions, at times and under the conditions that it deems favorable, through the incorporation into the share capital of premiums, reserves, profits, or other amounts that may be capitalized, followed by the issuance and the free allocation of new shares or the increase of the par value of the existing shares, or by using any combination of these two methods, said shares granting the same rights as the former shares, except for their dividend entitlement date, decides that this authorization shall not be used during a public tender offer by a third party, decides that the total nominal amount of the share capital increases that may be achieved, immediately and/or in the future, pursuant to this resolution shall not exceed €159,946. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments carried out in order to protect the interests of holders of rights attached to the securities that shall be issued on the basis of this delegation, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in accordance with Article L. 225-130 of the French Commercial Code, that in case of use of the present delegation by the Board of Directors, rights constituting odd lots will not be negotiable and the corresponding securities will be sold with the proceeds from such sale to be allocated among holders of said rights during the period provided by the regulations, decides that this delegation supersedes all previous delegations for the same purpose.

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

Twenty-fourth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code,
grants to the Board of Directors, the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code,
decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €47,984. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed pursuant to this resolution will be deducted from the Global Limit, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed €74,800,056 (or the corresponding value of this amount for an issuance in a foreign currency), decides, in addition, that total amount of any issue of debt securities giving access to the Company’s share capital that may be issued pursuant to this resolution shall be deducted from the Global Limit, specifies that this delegation is granted to the Board of Directors for a period of eighteen (18) months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332-23 of the French Labor Code,
decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription rights to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation:

•	decide that the subscriptions may be completed directly or through employee shareholding funds, or any other structure or entity permitted by applicable laws or regulations;

•
set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the Company’s share capital, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the Company’s share capital;

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

•
to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s By-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of the share capital increases to the amount of the premiums related to such increases, and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each increase.

Twenty-fifth resolution
Amendment to Article 19 of the Company’s By-laws to provide that the record date for attending shareholders’ meetings is two business days prior to such meeting at 12:00 a.m., Paris time
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to amend the conditions to participate in shareholders’ meetings and, accordingly, to amend the fourth paragraph of Article 19 of the Company’s By-laws to read as follows:
“The right to participate in the Shareholders’ Meetings is evidenced by the registration of the shares in the name of the shareholder on the second (2nd) business day preceding the date of the Shareholders’ Meeting at 12:00 a.m., Paris time.”

Twenty-sixth resolution
Amendment to the Company’s By-laws to comply with applicable provisions of the French Commercial Code, including modifications to: (i) Article 4 “Registered Office,” to provide that the Company’s registered office may be transferred by the Board of Directors to any other location in France, (ii) Article 16 “Agreements Subject to Authorization,” to provide that agreements between a company and its wholly-owned subsidiary shall not be characterized as related person agreements that require prior approval of the Board of Directors, and (iii) Article 18 “Statutory Auditors,” to provide that the Company shall only be required to appoint one or more deputy statutory auditors when required by law.
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides

•
to amend the third paragraph of Article 4 of the Company’s By-laws (“Registered Office”) to read as follows, to conform to the new provisions of the French Commercial Code enacted pursuant to the law n° 2016-1691 of December 9, 2016:

“The registered office may be transferred to any other location in France by a decision of the Board of Directors, provided such decision is ratified by the next ordinary general shareholders’ meeting, and anywhere else by a decision adopted by an extraordinary general shareholders’ meeting.”

•
to amend the last paragraph of Article 16.2 to read as follows, in order to take into account the modified provisions of the French Commercial Code enacted pursuant to the order n° 2014-863 of July 31, 2014:

“The foregoing provisions shall not apply to agreements concerning ordinary transactions that are entered into on arm’s length terms, nor to agreements entered into between two companies, where one holds, directly or indirectly, all the share capital of the other, less, if applicable, the minimum

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

number of shares required to meet the requirements of Article 1832 of the French Civil Code or Articles L. 225-1 and L. 226-1 of the French Commercial Code.”

•
to amend the third paragraph of Article 18 “Statutory Auditors” to read as follows, in order to conform to the new provisions of the French Commercial Code enacted pursuant to the law n° 2016-1691 of December 9, 2016:

“An Ordinary Shareholders’ Meeting shall appoint, when required by law, one or more deputy statutory auditors, which shall replace the principal statutory auditors in the event they refuse or are unable to perform their duties, or in the event of their resignation or death.”

COMBINED SHAREHOLDERS’ MEETING JUNE 2017

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